AMENDED AND RESTATED CREDIT AGREEMENT
among
NATIONAL HEALTH INVESTORS, INC.,
AS BORROWER,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
AS LENDERS,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
SWING LINE LENDER AND ISSUING BANK
BANK OF MONTREAL,
AS SYNDICATION AGENT
KEY BANK, NATIONAL ASSOCIATION,
AS DOCUMENTATION AGENT

MAY 1, 2012

WELLS FARGO SECURITIES, LLC,
BANK OF MONTREAL,
and
KEY BANK, NATIONAL ASSOCIATION,
AS JOINT LEAD ARRANGERS

and

WELLS FARGO SECURITIES, LLC,
AS SOLE BOOKRUNNER WITH RESPECT TO
THE REVOLVING CREDIT FACILITY

BANK OF MONTREAL,
AS SOLE BOOKRUNNER WITH RESPECT TO THE FIVE-YEAR TERM LOAN FACILITY AND SEVEN-YEAR TERM LOAN FACILITY

ARTICLE I	DEFINITIONS AND TERMS 1

SECTION 1.1	DEFINITIONS 1

SECTION 1.2	RULES OF INTERPRETATION 26

SECTION 1.3	CLASSIFICATION OF LOANS AND BORROWINGS 27

SECTION 1.4	ACCOUNTING FOR DERIVATIVES 27

ARTICLE II	CREDIT TERMS 28

SECTION 2.1	COMMITMENTS 28

SECTION 2.2	LOANS AND BORROWINGS 28

SECTION 2.3	REQUESTS FOR BORROWINGS 29

SECTION 2.4	SWING LINE LOANS 29

SECTION 2.5	LETTERS OF CREDIT 31

SECTION 2.6	FUNDING OF BORROWINGS 34

SECTION 2.7	INTEREST ELECTIONS 34

SECTION 2.8	TERMINATION AND REDUCTION OF REVOLVING CREDIT COMMITMENTS 36

SECTION 2.9	REPAYMENT OF LOANS; EVIDENCE OF DEBT 36

SECTION 2.10	PREPAYMENT OF LOANS 37

SECTION 2.11	FEES 38

SECTION 2.12	INTEREST 39

SECTION 2.13	ALTERNATE RATE OF INTEREST

40

SECTION 2.14	GUARANTIES 41

SECTION 2.15	PAYMENTS GENERALLY; ADMINISTRATIVE AGENT’S CLAWBACK; 41

SECTION 2.16	SHARING OF PAYMENT BY LENDERS 42

SECTION 2.17	INCREASE IN COMMITMENTS 43

SECTION 2.18	EXTENSION OF THE REVOLVING CREDIT MATURITY DATE 46

SECTION 2.19	CASH COLLATERAL 47

SECTION 2.20	DEFAULTING LENDERS 48

ARTICLE III	YIELD PROTECTION 50

SECTION 3.1	INCREASED COSTS 50

SECTION 3.2	TAXES 51

SECTION 3.3	BREAK FUNDING PAYMENTS 53

SECTION 3.4	SURVIVAL 54

ARTICLE IV	REPRESENTATIONS AND WARRANTIES 54

SECTION 4.1	EXISTENCE, QUALIFICATION AND POWER 54

SECTION 4.2	AUTHORIZATION; NO CONTRAVENTION 54

SECTION 4.3	GOVERNMENTAL AUTHORIZATION; CONSENTS 54

SECTION 4.4	BINDING EFFECT 54

SECTION 4.5	FINANCIAL STATEMENTS; NO MATERIAL ADVERSE

EFFECT    54

SECTION 4.6	LITIGATION 55

SECTION 4.7	NO DEFAULT 55

SECTION 4.8	OWNERSHIP OF PROPERTY; LIENS 55

SECTION 4.9	ENVIRONMENTAL COMPLIANCE 55

SECTION 4.10	INSURANCE 55

SECTION 4.11	TAXES 55

SECTION 4.12	ERISA COMPLIANCE 56

SECTION 4.13	SUBSIDIARIES 56

SECTION 4.14	DISCLOSURE 56

SECTION 4.15	COMPLIANCE WITH LAWS 57

SECTION 4.16	MARGIN REGULATIONS; INVESTMENT COMPANY ACT; ETC 57

SECTION 4.17	SOLVENCY 57

SECTION 4.18	PERMITS, FRANCHISES 57

SECTION 4.19	MATERIAL AGREEMENTS 57

SECTION 4.20	REIT STATUS 58

SECTION 4.21	UNENCUMBERED LEASE PROPERTY 58

SECTION 4.22	OFAC 58

SECTION 4.23	INTELLECTUAL PROPERTY MATTERS

58

SECTION 4.24	EMPLOYEE RELATIONS 58

SECTION 4.25	BURDENSOME PROVISIONS 58

ARTICLE V	CONDITIONS 59

SECTION 5.1	CONDITIONS OF THE INITIAL LOAN(S) OR LETTER(S) OF CREDIT 59

SECTION 5.2	CONDITIONS OF EACH LOAN OR LETTER OF CREDIT 62

ARTICLE VI	AFFIRMATIVE COVENANTS 62

SECTION 6.1	FINANCIAL STATEMENTS; BUDGET 62

SECTION 6.2	CERTIFICATES; OTHER INFORMATION 63

SECTION 6.3	NOTICES 63

SECTION 6.4	PAYMENT OF OBLIGATIONS 64

SECTION 6.5	PRESERVATION OF EXISTENCE, ETC 64

SECTION 6.6	MAINTENANCE OF PROPERTIES 64

SECTION 6.7	MAINTENANCE OF INSURANCE 65

SECTION 6.8	COMPLIANCE WITH LAW 65

SECTION 6.9	BOOKS AND RECORDS 65

SECTION 6.10	INSPECTION RIGHTS 65

SECTION 6.11	USE OF PROCEEDS 65

SECTION 6.12	FINANCIAL COVENANTS 65

SECTION 6.13	NEW SUBSIDIARIES 66

SECTION 6.14	COMPLIANCE WITH AGREEMENTS 66

SECTION 6.15	FURTHER ASSURANCES 66

SECTION 6.16	STATUS 66

ARTICLE VII	NEGATIVE COVENANTS 67

SECTION 7.1	LIENS 67

SECTION 7.2	INVESTMENTS 68

SECTION 7.3	INDEBTEDNESS 68

SECTION 7.4	FUNDAMENTAL CHANGES 69

SECTION 7.5	DISPOSITIONS 69

SECTION 7.6	CHANGE IN NATURE OF BUSINESS 70

SECTION 7.7	TRANSACTIONS WITH AFFILIATES 70

SECTION 7.8	MARGIN REGULATIONS 70

SECTION 7.9	BURDENSOME AGREEMENTS 70

SECTION 7.10	DISSOLUTION, ETC 71

SECTION 7.11	SALE AND LEASEBACK TRANSACTIONS (AS LESSEE) 71

SECTION 7.12	AMENDMENT OF CERTAIN AGREEMENTS 71

SECTION 7.13	RESTRICTED PAYMENTS 71

SECTION 7.14	ACCOUNTING CHANGES 71

ARTICLE VIII	EVENTS OF DEFAULT, ETC 71

SECTION 8.1	EVENTS OF DEFAULT 71

SECTION 8.2	REMEDIES 73

SECTION 8.3	APPLICATION OF FUNDS 74

ARTICLE IX	ADMINISTRATIVE AGENT 75

SECTION 9.1	APPOINTMENT AND AUTHORITY 75

SECTION 9.2	RIGHTS AS A LENDER 75

SECTION 9.3	EXCULPATORY PROVISIONS 76

SECTION 9.4	RELIANCE BY ADMINISTRATIVE AGENT 76

SECTION 9.5	DELEGATION OF DUTIES 77

SECTION 9.6	RESIGNATION OF ADMINISTRATIVE AGENT 77

SECTION 9.7	NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS 78

SECTION 9.8	NO OTHER DUTIES, ETC 78

SECTION 9.9	GUARANTY MATTERS 78

SECTION 9.10	RELATED CREDIT ARRANGEMENTS 78

SECTION 9.11	SUCCESSOR ADMINISTRATIVE AGENT UPON THE TERMINATION OF THE REVOLVING CREDIT FACILITY 79

ARTICLE X	MISCELLANEOUS 79

SECTION 10.1	AMENDMENTS, ETC 79

SECTION 10.2	NO WAIVER; CUMULATIVE REMEDIES 81

SECTION 10.3	NOTICES GENERALLY 82

SECTION 10.4	EXPENSES, INDEMNITY; DAMAGE WAIVER 84

SECTION 10.5	SUCCESSORS, ASSIGNMENT 85

SECTION 10.6	TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY 89

SECTION 10.7	NO THIRD PARTY BENEFICIARIES 90

SECTION 10.8	TIME 90

SECTION 10.9	SEVERABILITY OF PROVISIONS 90

SECTION 10.10	COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION 90

SECTION 10.11	GOVERNING LAW; JURISDICTION; ETC 91

SECTION 10.12	WAIVER OF JURY TRIAL 91

SECTION 10.13	RIGHT OF SET OFF 91

SECTION 10.14	PERFORMANCE OF DUTIES 92

SECTION 10.15	ALL POWERS COUPLED WITH AN INTEREST 92

SECTION 10.16	TITLES AND CAPTIONS 92

SECTION 10.17	SURVIVAL 92

SECTION 10.18	USURY 92

SECTION 10.19	USA PATRIOT ACT NOTICE 93

SECTION 10.20	REPLACEMENT OF LENDERS 93

SECTION 10.21	INDEPENDENT EFFECT OF COVENANTS 94

SECTION 10.22	INCONSISTENCIES WITH OTHER DOCUMENTS 94

SECTION 10.23	NEW SUBSIDIARY GUARANTORS 94

SECTION 10.24	AMENDMENT AND RESTATEMENT; NO NOVATION 94

Exhibits

A    -    Form of Assignment and Assumption
B    -    Form of Compliance Certificate
C    -    Form of Borrowing Request
D    -    Form of Interest Rate Election Notice
E    -    Form of Prepayment Notice

Schedules

1.1        -    Subsidiary Guarantors
2.1        -    Commitments
4.12(d)        -    Pension Plans
4.13        -    Subsidiaries
4.21        -    Unencumbered Lease Properties

AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 1, 2012, by and among NATIONAL HEALTH INVESTORS, INC., a Maryland corporation (the “Borrower”), EACH LENDER FROM TIME TO TIME PARTY HERETO (collectively, the “Lenders” and each, individually, a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent, the Swing Line Lender and the Issuing Bank.
The parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND TERMS
SECTION 1.1    DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:
“Acquisition” any acquisition (whether in a single transaction or series of related transactions) of (a) all or substantially all of the assets of any Person, or any material assets or material line of business (including any real property and related assets) (with “materiality” being determined by having a fair market value in excess of $10,000,000), whether through purchase, merger or otherwise; or (b) Equity Interests or Voting Power of a non-Subsidiary if, as a result of such transaction or transactions, such non-Subsidiary becomes a Subsidiary.
“Administrative Agent” means Wells Fargo in its capacity as administrative agent under the Loan Documents, and any successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Lender” has the meaning set forth in Section 10.20(a)(iii).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or under common Control with, such Person (and a Person shall be deemed to have Control if such Person, directly or indirectly, has rights to exercise Voting Power to elect a majority of the members of the Governing Body of an applicable Person).
“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Revolving Credit Lenders. The initial amount of the Aggregate Revolving Credit Commitments is $200,000,000.
“Aggregate Unencumbered Fixed Asset Value” means, with respect to the Loan Parties as of any date of determination, the sum of the Unencumbered Fixed Asset Values of all Unencumbered Lease Properties as of such date of determination.

“Applicable Law” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Applicable Percentage” means, with respect to any Lender at any time, such Lender’s Revolving Credit Applicable Percentage, Five-Year Term Loan Applicable Percentage or Seven-Year Term Loan Applicable Percentage, as applicable, at such time.
“Applicable Rate” means,
(a)    with respect to Revolving Loans, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(a):

Tier	Consolidated Total Leverage Ratio	Applicable Rate for Eurodollar Rate Loans and Letter of Credit Fees	Applicable Rate for Base Rate Loans	Applicable Rate for Commitment Fees
I	< 0.30 to 1.00	1.4%	0.4%	0.35%
II	≥ 0.30 to 1.00 but < 0.35 to 1.00	1.65%	0.65%	0.4%
III	≥ 0.35 to 1.00	1.9%	0.9%	0.45%

(b)    with respect to Five-Year Term Loans, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(a):

Tier	Consolidated Total Leverage Ratio	Applicable Rate for Eurodollar Rate Loans	Applicable Rate for Base Rate Loans
I	< 0.30 to 1.00	1.4%	0.4%
II	≥ 0.30 to 1.00 but < 0.35 to 1.00	1.65%	0.65%
III	≥ 0.35 to 1.00	1.9%	0.9%

(c)    with respect to Seven-Year Term Loans, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(a):

Tier	Consolidated Total Leverage Ratio	Applicable Rate for Eurodollar Rate Loans	Applicable Rate for Base Rate Loans
I	< 0.30 to 1.00	1.5%	0.5%
II	≥ 0.30 to 1.00 but < 0.35 to 1.00	1.75%	0.75%
III	≥ 0.35 to 1.00	2%	1%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day following the date a Compliance Certificate is delivered pursuant to Section 6.2(a); provided that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then Tier III shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day following the date such Compliance Certificate is delivered, and (ii) if the Borrower does not appropriately complete the schedules attached to the Compliance Certificate (including, without limitation, indicating the appropriate Tier upon which the Applicable Rate shall be determined) indicating that the Borrower is entitled to the benefit of a lower pricing Tier, then the Administrative Agent shall not be required to institute any decrease in the Applicable Rate until the first Business Day after the date on which the Administrative Agent receives notice from the Borrower indicating such lower pricing Tier should apply, together with any appropriate supporting information required by the Administrative Agent. With respect to each Facility, the Applicable Rate in effect from the Closing Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(a) for the fiscal quarter ending June 30, 2012, shall be determined based upon Tier I.
Notwithstanding the foregoing, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.12(f).
“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time and (b) with respect to Swing Line Loans, the Swing Line Lender.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.5), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
“Availability Period” means the period from the Closing Date to the Revolving Credit Maturity Date.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrower under Section 2.13 shall remain in effect, the Eurodollar Rate for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the Eurodollar

Rate.
“Base Rate Borrowing” or “Base Rate Loan” means a Borrowing or Loan, as applicable, that bears interest at a rate based on the Base Rate.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect, (b) Five-Year Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect, (c) Seven-Year Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect or (d) a Swing Line Loan.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.3.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capitalization Rate” means (a) 10% for skilled nursing facilities, (b) 11% for hospitals and (c) 8.25% for all properties other than skilled nursing facilities and hospitals.
“Capitalized Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Cash Collateralize” means, to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Bank, the Swing Line Lender or the Lenders, as collateral for Letter of Credit Exposure or obligations of the Lenders to fund participations in respect of Letter of Credit Exposure or Swing Line Loans, cash or deposit account balances or, if the Administrative Agent, the Issuing Bank and the Swing Line Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Issuing Bank and the Swing Line Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any event or series of events by which an event or series of events by which (a) any Person or group of Persons acting in concert or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date of this Agreement, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of Equity Interests of the Borrower representing Voting Power having the right to elect at least 35% of the members of the Governing Body of the Borrower; or (b) the Governing Body of Borrower shall cease to consist of a majority of the individuals who constituted the Governing Body of the Borrower as of the date of this Agreement or who shall have become a member thereof subsequent to the date of this Agreement after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constitute the Governing Body of the Borrower as of the date of this Agreement.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Five-Year Term Loans, Seven-Year Term Loans or Swing Line Loans.
“Closing Date” means the date on which the conditions precedent set forth in Sections 5.1 and 5.2 have been satisfied or waived in accordance with Section 10.1.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment Fee(s)” has the meaning set forth in Section 2.11(a).
“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments, the Five-Year Term Loan Commitments and the Seven-Year Term Loan Term Loan Commitments of such Lenders.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B or such other form as may be acceptable to the Administrative Agent.
“Consolidated Adjusted Tangible Net Worth” means, as of any date of determination for the Borrower and its Subsidiaries calculated on a consolidated basis, without duplication, the sum of (a) Consolidated Tangible Net Worth as of such date of determination plus (b) accumulated depreciation as of such date of determination.
“Consolidated EBITDA” means, for any period of determination for the Borrower and its Subsidiaries (other than any Excluded Subsidiaries) calculated on a consolidated basis, the sum of the following, without duplication, in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) Consolidated Interest Expense for such period, (ii) income and franchise taxes accrued during such period, (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in any future period), (iv) extraordinary losses during such period (excluding losses from discontinued operations) and (v) net losses from discontinued operations during such period less (c) the sum of the following, without duplication, to the extent added in determining Consolidated Net Income for such period (i) interest income on cash and cash equivalents during such period, (ii) any extraordinary gains during such period and (iii) net earnings from discontinued operations during such period.
“Consolidated Fixed Assets” means, calculated as of any given point in time for the Borrower and its Subsidiaries calculated on a consolidated basis, without duplication, the fair market value of all tangible real and personal property, including without limitation equipment, land and real property improvements.
“Consolidated Funded Debt” means, as of any date of determination for the Borrower and its Subsidiaries calculated on a consolidated basis, without duplication, (a) all of the Indebtedness, which is Indebtedness (i) for borrowed money or evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, or (ii) in respect of any Capitalized Lease or the deferred purchase price of property, whether or not interest-bearing and whether or not, in accordance with GAAP, classified as a current liability or long-term Indebtedness at such date, and whether secured or unsecured, excluding, however, to the extent constituting Indebtedness, accounts payable, accrued expenses and similar current liabilities incurred in the Ordinary Course of Business.
“Consolidated Interest Expense” means, for any period of determination for the Borrower and its Subsidiaries (other than any Excluded Subsidiaries) calculated on a consolidated basis, without duplication, an amount equal to the sum of the following: (a) all interest expense in respect of Indebtedness of Borrower and its Subsidiaries (other than any Excluded Subsidiaries) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, plus (b) all debt discount and expense amortized or required to be amortized in determination of Consolidated Net Income for such period.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries (other than any Excluded Subsidiaries) for such period, calculated on a consolidated basis, without duplication, in accordance with GAAP; provided that in calculating Consolidated Net Income of the Borrower and its Subsidiaries (other than any Excluded Subsidiaries) for any period, there shall be excluded (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses, (b) the proceeds of any life insurance policy, (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary, (d) net earnings and losses of any corporation (other than a Subsidiary that is not an Excluded Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition, (e) net earnings and losses of any corporation (other than a Subsidiary that is not an Excluded Subsidiary) with which a Borrower or a Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Subsidiary realized by such other corporation prior to the date of such consolidation or merger, (f) net earnings of any business entity (other than a Subsidiary that is not an Excluded Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of distributions in cash, certificates of deposit, cash equivalents, bankers’ acceptance or marketable securities, (g) earnings resulting from any reappraisal, revaluation or write-up of assets, (h) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary and (i) any gain arising from the acquisition of any securities of the Borrower or any Subsidiary.
“Consolidated Performing Mortgage Note Receivables” means, as of any date of determination for the Loan Parties calculated on a consolidated basis, without duplication, receivables due on any promissory notes payable to the Loan Parties that meet each of the following conditions: (a) such receivables are due from Persons that are not Affiliates of any Loan Party; (b) such promissory notes are secured by real property and related personal property in favor of a Loan Party; (c) such receivables are not subject to any Lien; and (d) such receivables are not due from a Non-Performing Note. “Non-Performing Note” means, collectively, any promissory note payable to any Loan Party with respect to which (a) the payment terms have been subject to modification and (b) has been overdue for a period of ninety (90) days after the effective date of such modification.
“Consolidated Tangible Net Worth” means, as of any date of determination for the Borrower and its Subsidiaries calculated on a consolidated basis, without duplication, after eliminating all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Subsidiaries, (a) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower’s consolidated balance sheet as of such date prepared in accordance with GAAP, minus (b) the sum of (i) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower’s consolidated balance sheet as of such date prepared in accordance with GAAP, and (ii) the net book value of all assets of the Borrower and its Subsidiaries that would be classified as intangible assets on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date prepared in accordance with GAAP.
“Consolidated Total Debt” means, as of any date of determination for the Loan Parties calculated on a consolidated basis, without duplication, all Indebtedness of the Loan Parties that would be reflected on a consolidated balance sheet of the Loan Parties prepared in accordance with GAAP as of such date.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date of determination to (b) the sum of (i) Consolidated Funded Debt as of such date of determination and (ii) Consolidated Adjusted Tangible Net Worth as of such date of determination.
“Consolidated Unencumbered Fixed Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Aggregate Unencumbered Fixed Asset Value as of such date of determination and (ii) the aggregate amount of all Consolidated Performing Mortgage Note Receivables as of such date of determination (not to exceed $40 million as of any date of determination) to (b) the aggregate amount of unsecured Consolidated Total Debt as of such date of determination. The Consolidated Unencumbered Fixed Asset Coverage Ratio will apply to the Loan Parties on a consolidated basis.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.
“Default Rate” has the meaning set forth in Section 2.12(c).
“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Loans, the Five-Year Term Loans, the Seven-Year Term Loans, participations in Letter of Credit Exposure or participations in Swing Line Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental

Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swing Line Lender and each Lender.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollars” or “$” means dollars constituting legal tender for the payment of public and private debts in the United States of America.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) with respect to any assignment of the rights or obligations of any Lender under the Revolving Credit Facility, the Issuing Bank and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or the Borrower’s Affiliates or Subsidiaries.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan of the Borrower or any ERISA Affiliate; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Eurodollar Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“Eurodollar Rate Borrowing” or “Eurodollar Rate Loan” means a Borrowing or Loan, as applicable, that bears interest at a rate based on the Eurodollar Rate. For the avoidance of doubt, no Borrowing or Loan shall be considered a Eurodollar Rate Borrowing or Eurodollar Rate Loan solely as a result of the application of clause (c) of the definition of Base Rate.
“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” has the meaning set forth in Section 8.1.
“Excluded Subsidiaries” means, collectively, (a) any other Subsidiary from time to time formed or acquired by the Borrower or any Subsidiary that is designated by the Borrower by written notice to the Administrative Agent as an Excluded Subsidiary within five (5) days following such formation or acquisition, and (b) any Subsidiary that is designated as an Excluded Subsidiary by written notice to the Administrative Agent and released from the requirement to Guarantee the Obligations pursuant to Section 2.14 of this Agreement; provided, that (i) in no event shall (x) the total assets (including Equity Interests in other Subsidiaries) of any Subsidiary that is an Excluded Subsidiary at any time equal or exceed 15% of consolidated total assets of the Borrower and its

Subsidiaries (calculated as of the end of the most recent fiscal period end for which financial statements are available), or (y) the fair market value of all tangible real and personal property, including without limitation equipment, land and real property improvements, of any Subsidiary that is an Excluded Subsidiary exceed 15% or more of Consolidated Fixed Assets (calculated as of the end of the most recent fiscal period end for which financial statements are available), (ii) in no event shall (x) the combined total assets (including Equity Interests in other Subsidiaries) of all Subsidiaries that are Excluded Subsidiaries at any time equal or exceed 20% of consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are available), or (y) the combined fair market value of all tangible real and personal property, including without limitation equipment, land and real property improvements, of all Subsidiaries that are Excluded Subsidiaries exceed 20% or more of Consolidated Fixed Assets (calculated as of the end of the most recent fiscal period end for which financial statements are available), (iii) in no event shall any Excluded Subsidiary provide a Guarantee of any Indebtedness of the Borrower or any other Subsidiary of the Borrower (other than an Excluded Subsidiary) nor shall the Borrower or any Subsidiary (other than an Excluded Subsidiary) provide any Guarantee of the Indebtedness of an Excluded Subsidiary, (iv) the Borrower may from time to time remove any Subsidiary from the definition of “Excluded Subsidiary” by delivery of written notice of such removal to the Administrative Agent and delivery of the documentation required by Section 6.13 (as if such Excluded Subsidiary were formed or acquired on the date of the delivery such notice), and (v) no Subsidiary that has been designated as an Excluded Subsidiary and then removed from such definition pursuant to clause (iv) shall be subsequently re-designated as an Excluded Subsidiary.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.20), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.2(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.2(a).
“Existing Credit Agreement” means that certain Credit Agreement dated November 1, 2011 by and among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent.
“Facility” means the Five-Year Term Loan Facility, Seven-Year Term Loan Facility or the Revolving Credit Facility, as the context may require.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by Wells Fargo from three Federal funds brokers of recognized standing selected by Wells Fargo.
“Five-Year Term Loan Applicable Percentage” means, with respect to any Five-Year Term Loan Lender at any time, the ratio of (a) the outstanding principal balance of the Five-Year Term Loan of such Five-Year Term Loan Lender to (b) the aggregate outstanding principal balance of all Five-Year Term Loans of all Five-Year Term Loan Lenders. The initial Five-Year Term Loan Applicable Percentage of each Five-Year Term Loan Lender is set forth opposite the name of such Five-Year Term Loan Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Five-Year Term Loan Lender becomes a party hereto, as applicable.
“Five-Year Term Loan Commitment” means, (a) with respect to any Lender, the commitment of such Lender to make a portion of the Initial Five-Year Term Loan and/or Incremental Five-Year Term Loans, as applicable, to the account of the Borrower hereunder on the Closing Date (in the case of the Initial Five-Year Term Loan) or the applicable Increase Effective Date (in the case of any Incremental Five-Year Term Loan) and (b) as to all Lenders, the aggregate commitment of all Lenders to make such Five-Year Term Loans. The initial amount of each Lender’s Five-Year Term Loan Commitment with respect to the Initial Five-Year Term Loan is set forth on Schedule 2.1 and the aggregate Five-Year Term Loan Commitments of all Lenders with respect to the Initial Five-Year Term Loan is $80,000,000.
“Five-Year Term Loan Facility” means, at any time, the five-year term loan facility established pursuant to the Five-Year Term Loan Commitments (including any incremental term loan facility established with respect thereto pursuant to Section 2.17).
“Five-Year Term Loan Lender” means any Lender with a Five-Year Term Loan Commitment.
“Five-Year Term Loan Maturity Date” means the earliest of (a) April 28, 2017 and (b) the date on which the Five-Year Term Loans under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
“Five-Year Term Loans” means the Initial Five-Year Term Loans and, if applicable, the Incremental Five-Year Term Loans and “Five-Year Term Loan” means any of such Five-Year Term Loans.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Four-Quarter Period” means a period of four full consecutive fiscal quarters of the Borrower, taken together as one accounting period.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Revolving Credit Applicable Percentage of the outstanding Letter of Credit Exposure other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Credit Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted principles of accounting in effect from time to time in the United States applied in a manner consistent with those used in preparing such financial statements as have heretofore been furnished to Administrative Agent by the applicable Person (to the extent heretofore furnished).
“Governing Body” means the board of directors of a Person (or any Person or group of Persons exercising similar authority).
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, any Governmental Authority.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Parties” means, collectively, the Administrative Agent, the Issuing Bank, the Lenders and each Person party to a Related Credit Arrangement.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Healthcare Laws” means all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare, including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a 7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute.”
“Incremental Five-Year Term Loan” has the meaning set forth in Section 2.17(a)(ii).
“Incremental Lender” has the meaning set forth in Section 2.17(e)(ii)(D).
“Incremental Revolving Credit Commitment” has the meaning set forth in Section 2.17(a)(i).
“Incremental Revolving Credit Increase” has the meaning set forth in Section 2.17(a)(i).
“Incremental Seven-Year Term Loan” has the meaning set forth in Section 2.17(a)(ii).
“Incremental Term Loan” has the meaning set forth in Section 2.17(a)(ii).
“Incremental Term Loan Commitment” has the meaning set forth in Section 2.17(a)(ii).
“Indebtedness” means, with respect to any Person, the following, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) all indebtedness Guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the Ordinary Course of Business) or discounted with recourse; (d) all indebtedness in effect Guaranteed, directly or indirectly, by such Person; (e) all indebtedness secured by (or which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any Lien upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; (f) all indebtedness under (x) any Capitalized Lease or (y) incurred as the lessee of goods or services under leases that, in accordance with GAAP, should be reflected on the lessee’s balance sheet; (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty,

(h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (i) all net obligations of such Person under any Swap Contracts. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Subject to Section 1.4, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Initial Five-Year Term Loan” means the five-year term loan made, or to be made, pursuant to Section 2.1(b).
“Initial Seven-Year Term Loan” means the seven-year term loan made, or to be made, pursuant to Section 2.1(c).
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7.
“Interest Payment Date” has the meaning specified in Section 2.12(e).
“Interest Period” means, with respect to any Eurodollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest or other ownership or profit interest, warrants, rights, options, obligations or other securities of another Person (excluding any interests or other securities included in clause (b) of this definition), (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) any Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Issuing Bank” means Wells Fargo, in its capacity as issuer of any Letters of Credit hereunder.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder.
“Letter of Credit Agreement” means a form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit.
“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (b) the aggregate amount of unreimbursed drawings under Letters of Credit issued hereunder. The Letter of Credit Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Applicable Percentage of the total Letter of Credit Exposure at such time.
“Letter of Credit Fee” has the meaning set forth in Section 2.11(b).
“Letter of Credit Sublimit” means the lesser of (a) $10,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of and not in addition to the Aggregate Revolving Credit Commitments.
“LIBOR” means,
(a)    for any interest rate calculation with respect to a Eurodollar Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.
(b)    for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“Lien” means any mortgage, pledge, encumbrance, charge, security interest, lien, assignment or other preferential arrangement of any nature whatsoever, including any conditional sale agreement or other title retention agreement.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan, Five-Year Term Loan, Seven-Year Term Loan or Swing Line Loan.
“Loan Documents” means, collectively, this Agreement, each Note, each Subsidiary Guaranty Agreement, each Letter of Credit Agreement, and any and all other instruments, agreements, documents and writings executed by a Loan Party in connection with any of the foregoing.
“Loan Parties” means the Borrower and the Subsidiary Guarantors, collectively.
“Master Lease” means that certain Master Agreement Lease dated as of October 17, 1991 between the Borrower and National HealthCare Corporation (as amended), which, as of the date hereof, currently expires December 31, 2021 (excluding 3 additional 5-year renewal options).
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual and contingent), or condition (financial or otherwise) of the Borrower and the other Loan Parties taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Agreement” means the Master Lease and any other contract or agreement to which any Loan Party is a party, by which any Loan Party or its properties are bound, or to which any Loan Party is subject and which contract or agreement, if on account of any breach or termination thereof, could reasonably be expected to result in a Material Adverse Effect.
“Material Indebtedness” has the meaning set forth in Section 8.1(e).
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii)

otherwise, an amount determined by the Administrative Agent, the Issuing Bank and the Swing Line Lender in their sole discretion.
“Minority Interests” means any Equity Interest of any class of a Subsidiary (other than directors’ qualifying shares as required by law) that are not owned by the Borrower and/or one or more of their Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting Preferred Stock at the voluntary or involuntary liquidation value of such Preferred Stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in Preferred Stock.
“Multiple Employer Plan” means a Plan which has two (2) or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Non-Consenting Lender” has the meaning assigned to such term in Section 10.20(a)(i).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note executed pursuant to Section 2.9(e).
“Obligations” means all amounts owing by any Loan Party to the Administrative Agent, any Lender or any other Guaranteed Party pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan, Letter of Credit or Related Credit Arrangement, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent incurred pursuant to this Agreement, any other Loan Document or any Related Credit Arrangement), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Ordinary Course of Business” means an action taken by a Person only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“OTAG” means the Office of the Tennessee Attorney General.
“OTAG Investigation” means the investigation of transactions between the Borrower and three Tennessee nonprofit corporations by OTAG in connection with a Civil Investigative Demand served on the Borrower by OTAG in November 2008.
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Participant” has the meaning assigned to such term in Section 10.5(d).
“Participant Register” has the meaning assigned to such term in Section 10.5.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.
“Payment Office” means the office of the Administrative Agent located at 3050 Peachtree Road, NW, Suite 400, Atlanta, GA 30305, or such other location as to which the Administrative Agent shall have given written notice to the Borrower.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006, as amended from time to time.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431 and 432 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and is maintained or is contributed to by the Borrower and any ERISA Affiliate.

“Permitted Liens” means any Lien permitted under Section 7.1
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Preferred Stock” shall mean, in respect of any corporation or other legal entity, shares of the capital stock of such corporation or comparable interests in such other legal entity that are entitled to preference or priority over any other shares of the capital stock of such corporation or other equity interests in such other legal entity in respect of payment of dividends or distributions upon liquidation or otherwise.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Property Expenses” means, with respect to the Loan Parties, the cost (including, but not limited to, payroll, taxes, assessments, insurance, utilities, landscaping and other similar charges) of operating and maintaining any Unencumbered Lease Property of the Loan Parties that are the responsibility of the Loan Parties and not paid directly by the tenant of such property, but excluding depreciation, amortization, interest costs and maintenance capital expenditures to the extent such property is under a triple-net lease.
“Property Income” means, with respect to the Loan Parties, the cash rents (excluding, as an abundance of caution, non-cash straight-line rent) and other cash revenues received by the Loan Parties in the ordinary course of business attributable to any Unencumbered Lease Property of the Loan Parties, but excluding (a) security deposits and prepaid rent except to the extent applied in satisfaction of any tenant’s obligations for rent and (b) rent or other cash revenues received by the Loan Parties from any tenant that is the subject of a bankruptcy or insolvency proceeding.
“Property Net Operating Income” means, with respect to any Unencumbered Lease Property of the Loan Parties for any applicable period, (a) Property Income for such period minus (b) Property Expenses for such period.
“Real Property” means the real property owned by any Loan Party, or in which any such Person has a leasehold interest.
“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Section 856, et seq. of the Internal Revenue Code.

“Related Credit Arrangements” means, collectively, any Related Swap Contracts and any Related Treasury Management Arrangements.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Related Swap Contracts” means all Swap Contracts which are now or hereafter entered into or maintained with a Lender or an Affiliate of a Lender.
“Related Treasury Management Arrangement” means all arrangements for the delivery of cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, to or for the benefit of any Loan Party which are now or hereafter entered into or maintained with a Lender or an Affiliate of a Lender.
“Replaced Lender” has the meaning set forth in Section 10.20(b).
“Replacement Event” has the meaning set forth in Section 10.20(a).
“Replacement Lender” has the meaning set forth in Section 10.20(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, as of any date of determination, (a) in the event there are more than three (3) Lenders (excluding any Defaulting Lenders) on such date, three (3) or more Lenders having Total Credit Exposures representing at least 50% of the sum of the aggregate Total Credit Exposure at such time, (b) in the event there are three (3) Lenders (excluding any Defaulting Lenders) on such date, two or more Lenders having Total Credit Exposure representing at least 50% of the sum of the aggregate Total Credit Exposure at such time and (c) in the event there are less than three (3) Lenders (excluding any Defaulting Lenders) on such date, all of the Lenders; provided that (i) the Total Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders except that the commitment of any Defaulting Lender to fund risk participations in Letter of Credit Exposure with respect to any outstanding Letter of Credit at such time shall be deemed to be held by the Issuing Bank, and (ii) in the event there is only one (1) Lender that is not a Defaulting Lender, such term shall mean such Lender.
“Required Revolving Credit Lenders” means, as of any date of determination, (a) in the event there are more than three (3) Revolving Credit Lenders (excluding any Defaulting Lenders) on such date, three (3) or more Lenders having Revolving Credit Exposure and unused Revolving Credit Commitments representing at least 50% of the sum of the aggregate Revolving Credit Exposure and unused Revolving Credit Commitments at such time, (b) in the event there are three (3) Revolving Credit Lenders (excluding any Defaulting Lenders) on such date, two or more Lenders having Revolving Credit Exposure and unused Revolving Credit Commitments representing at least 50% of the sum of the aggregate Revolving Credit Exposure and unused Revolving Credit Commitments at such time and (c) in the event there are less than three (3) Revolving Credit Lenders (excluding any Defaulting Lenders) on such date, all of the Revolving Credit Lenders;

provided that (i) the Revolving Credit Exposure of, and the portion of the unused Revolving Credit Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders except that the commitment of any Defaulting Lender to fund risk participations in Letter of Credit Exposure with respect to any outstanding Letter of Credit at such time shall be deemed to be held by the Issuing Bank, and (ii) in the event there is only one (1) Revolving Credit Lender that is not a Defaulting Lender, such term shall mean such Revolving Credit Lender.
“Required Seven-Year Term Loan Lenders” means, as of any date of determination, (a) in the event there are more than three (3) Seven-Year Term Loan Lenders on such date, three (3) or more Seven-Year Term Loan Lenders having outstanding Seven-Year Term Loans representing at least 50% of the sum of the aggregate outstanding Seven-Year Term Loans at such time, (b) in the event there are three (3) Seven-Year Term Loan Lenders on such date, two or more Lenders having outstanding Seven-Year Term Loans representing at least 50% of the sum of the aggregate outstanding Seven-Year Term Loans at such time and (c) in the event there are less than three (3) Seven-Year Term Loan Lenders on such date, all of the Seven-Year Term Loan Lenders.
“Responsible Officer” means, with respect to any Person, the chief executive officer, president, treasurer, chief financial officer or chief accounting officer of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or of any option, warrant or other right to acquire any such Equity Interest.
“Revolving Credit Applicable Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Loans and the obligation of the Issuing Bank to issue Letters of Credit have terminated or if the Revolving Credit Commitments have expired, then the Revolving Credit Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Revolving Credit Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Revolving Credit Applicable Percentage of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable.
“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8 and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Credit Lender pursuant to Section 10.5. The initial amount of each Revolving Credit Lender’s Revolving Credit Commitment is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Revolving Credit Lender shall have assumed its Revolving Credit Commitment, as applicable.
“Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Loans and its Letter of Credit Exposure and Swing Line Exposure at such time.
“Revolving Credit Facility” means, at any time, the revolving credit facility established pursuant to the Revolving Credit Commitments (including any increase in such revolving credit facility established pursuant to Section 2.17).
“Revolving Credit Lender” means any Lender with a Revolving Credit Commitment.
“Revolving Credit Maturity Date” means the earliest of (a) April 29, 2016 (or such later date to which such date may be extended pursuant to Section 2.18), (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 2.8 and (c) the date on which all Revolving Loans under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
“Revolving Loan” means a revolving credit loan made pursuant to Section 2.1(a).
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Seven-Year Term Loan Applicable Percentage” means, with respect to any Seven-Year Term Loan Lender at any time, the ratio of (a) the outstanding principal balance of the Seven-Year Term Loan of such Seven-Year Term Loan Lender to (b) the aggregate outstanding principal balance of all Seven-Year Term Loans of all Seven-Year Term Loan Lenders. The initial Seven-Year Term Loan Applicable Percentage of each Seven-Year Term Loan Lender is set forth opposite the name of such Seven-Year Term Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Seven-Year Term Lender becomes a party hereto, as applicable.
“Seven-Year Term Loan Commitment” means, (a) with respect to any Lender, the commitment of such Lender to make a portion of the Initial Seven-Year Term Loan and/or Incremental Seven-Year Term Loans, as applicable, to the account of the Borrower hereunder on the Closing Date (in the case of the Initial Seven-Year Term Loan) or the applicable Increase Effective Date (in the case of any Incremental Seven-Year Term Loan) and (b) as to all Lenders,

the aggregate commitment of all Lenders to make such Seven-Year Term Loans. The initial amount of each Lender’s Seven-Year Term Loan Commitment with respect to the Initial Seven-Year Term Loan is set forth on Schedule 2.1 and the aggregate Seven-Year Term Loan Commitments of all Lenders with respect to the Initial Seven-Year Term Loan is $40,000,000.
“Seven-Year Term Loan Facility” means, at any time, the seven-year term loan facility established pursuant to the Seven-Year Term Loan Commitments (including any incremental term loan facility established with respect thereto pursuant to Section 2.17).
“Seven-Year Term Loan Lender” means any Lender with a Seven-Year Term Loan Commitment.
“Seven-Year Term Loan Maturity Date” means the earliest of (a) May 1, 2019 and (b) the date on which the Seven-Year Term Loans under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
“Seven-Year Term Loans” means the Initial Seven-Year Term Loans and, if applicable, the Incremental Seven-Year Term Loans and “Seven-Year Term Loan” means any of such Seven-Year Term Loans.
“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subsidiary” means, with respect to any Person (the “parent”), any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder means a Subsidiary of the Borrower.
“Subsidiary Guarantors” means, collectively or individually as the context may indicate, each Subsidiary of the Borrower (including, without limitation, each Subsidiary who may from time to time become a party to the Subsidiary Guaranty Agreement), other than each Excluded Subsidiary. The Subsidiary Guarantors existing as of the Closing Date are set forth on Schedule

1.1.
“Subsidiary Guaranty Agreement” means the Amended and Restated Subsidiary Guaranty Agreement of even date herewith made by each Subsidiary existing on the Closing Date (other than each Excluded Subsidiary) in favor of the Administrative Agent for the benefit of the Guaranteed Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Subsidiary Guaranty Joinder Agreement” means each Subsidiary Guaranty Joinder Agreement, substantially in the form thereof attached to the Subsidiary Guaranty Agreement, executed and delivered by a Subsidiary to the Administrative Agent pursuant to Section 6.13 or otherwise.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Applicable Percentage of the total Swing Line Exposure at such time.
“Swing Line Lender” means Wells Fargo, in its capacity as lender of Swing Line Loans hereunder.
“Swing Line Loan” means a Loan made pursuant to Section 2.4.
“Swing Line Sublimit” means the lesser of (a) $10,000,000 and (b) the Aggregate Revolving

Credit Commitments. The Swing Line Sublimit is part of and not in addition to the Aggregate Revolving Credit Commitments.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, the Revolving Credit Exposure, the outstanding principal amount of the Five-Year Term Loan and the outstanding principal amount of the Seven-Year Term Loan of such Lender at such time.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Base Rate.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“Unencumbered Fixed Asset Value” means, with respect to each Unencumbered Lease Property owned by the Loan Parties as of any date of determination, (a) the Property Net Operating Income for the Four-Quarter Period ending as of such date of determination for such Unencumbered Lease Property divided by (b) the applicable Capitalization Rate for such Unencumbered Lease Property.
“Unencumbered Lease Property” means each Real Property that satisfies all of the following requirements: (a) such Real Property is owned in fee simple solely by the Borrower or another Loan Party, (b) such Real Property is leased to a third party solely by the Borrower or another Loan Party, as lessor, pursuant to a long-term lease that is subject to customary market terms and conditions at the time such lease is executed; (c) neither such Real Property, nor any interest of the Borrower or such Loan Party therein, is subject to any Lien or to any negative pledge; (d) regardless of whether such Real Property is owned by the Borrower or a Subsidiary, the Borrower has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Real Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Real Property; (e) the Borrower’s direct or indirect ownership interest in such Subsidiary, is not subject to any Lien or any negative pledge; (f) such Real Property is free of structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property; (g) any lessee of more than a majority of the leasable space in such Real Property is not more than 90 days past due with respect to any fixed rental payment obligations under any lease for such Real Property; and (h) such Real Property has been designated by the Borrower as an “Unencumbered Lease Property” on Schedule 4.21 or on a Compliance Certificate delivered by the Borrower to the Administrative Agent pursuant to Section 6.2.
“Voting Power” means, with respect to any Person, the right to vote for the election of the Governing Body of such Person under ordinary circumstances.
“Wells Fargo” means Wells Fargo Bank, National Association, and its successors.

“Wells Fargo Securities” means Wells Fargo Securities, LLC, and its successors.
SECTION 1.2    RULES OF INTERPRETATION.
(a)    Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Administrative Agent in writing) with the Audited Financial Statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(b)    Unless the context requires otherwise or such term is otherwise defined herein, each term defined in Articles 1, 8 or 9 of the UCC shall have the meaning given therein.
(c)    The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.
(d)    Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.
(e)    All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.
(f)    When used herein or in any other Loan Document, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.
(g)    References to “including” means including without limiting the generality of any description preceding such term, and such term shall not limit a general statement to matters similar to those specifically mentioned.
(h)    Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Nashville, Tennessee.
(i)    Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as “___%”, such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.
(j)    Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.
(k)    Any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).
(l)    Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.3    CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”, “Five-Year Term Loan”, “Seven-Year Term Loan” or a “Swing Line Loan”) or by Type (e.g., a “Eurodollar Rate Loan” or a “Base Rate Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”, “Eurodollar Five-Year Term Loan”, “Eurodollar Seven-Year Term Loan”, “Base Rate Revolving Loan”, “Base Rate Five-Year Term Loan” or “Base Rate Seven-Year Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”, “Five-Year Term Loan Borrowing”, “Seven-Year Term Loan Borrowing” or a “Swing Line Borrowing”) or by Type (e.g., a “Eurodollar Rate Borrowing” or a “Base Rate Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”, “Eurodollar Five-Year Term Loan Borrowing”, “Eurodollar Seven-Year Term Loan Borrowing”, “Base Rate Revolving Borrowing”, “Base Rate Five-Year Term Loan Borrowing” or “Base Rate Seven-Year Term Loan Borrowing”).
SECTION 1.4    ACCOUNTING FOR DERIVATIVES. In making any computation or determining any amount pursuant to Section 6.12 by reference to any item appearing on the balance sheet or other financial statement of Borrower and its Subsidiaries, all adjustments to such computation or amount resulting from the application of FASB ASC Topic 815 shall be disregarded; provided that any realized gain or loss shall be included in such computations.
ARTICLE II
CREDIT TERMS
SECTION 2.1    COMMITMENTS.

(a)    Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make Revolving Loans to the Borrower from time to time during the Availability Period for the Revolving Credit Facility in an aggregate principal amount that will not result in (i) such Revolving Credit Lender’s Revolving Credit Exposure exceeding such Revolving Credit Lender’s Revolving Credit Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the Aggregate Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
(b)    Five-Year Term Loans. Subject to the terms and conditions set forth herein, each Five-Year Term Loan Lender severally agrees to make a Five-Year Term Loan to the Borrower on the Closing Date in an aggregate principal amount equal to such Five-Year Term Loan Lender’s Five-Year Term Loan Commitment. Notwithstanding the foregoing, if the total Five-Year Term Loan Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.
(c)    Seven-Year Term Loans. Subject to the terms and conditions set forth herein, each Seven-Year Term Loan Lender severally agrees to make a Seven-Year Term Loan to the Borrower on the Closing Date in an aggregate principal amount equal to such Seven-Year Term Loan Lender’s Seven-Year Term Loan Commitment. Notwithstanding the foregoing, if the total Seven-Year Term Loan Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.
SECTION 2.2    LOANS AND BORROWINGS.
(a)    Each Loan (other than a Swing Line Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.13, each Borrowing (other than a Swing Line Loan) shall be comprised entirely of Base Rate Loans or Eurodollar Rate Loans as the Borrower may request in accordance herewith. Each Swing Line Loan shall be a Base Rate Loan.
(c)    At the commencement of each Interest Period for any Eurodollar Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each Base Rate Borrowing (other than a Swing Line Loan) is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Credit Commitments or that is required to finance the reimbursement of a Letter of Credit drawing.
(d)    Each Swing Line Loan shall be in an amount that is an integral multiple of $25,000 and not less than $50,000.

(e)    Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Rate Borrowings outstanding.
(f)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date with respect to Revolving Loans, the Five-Year Term Loan Credit Maturity Date with respect to Five-Year Term Loans or the Seven-Year Term Loan Maturity Date with respect to Seven-Year Term Loans, as applicable.
SECTION 2.3    REQUESTS FOR BORROWINGS. To request a Borrowing (other than a Swing Line Loan), the Borrower shall notify the Administrative Agent of such request in writing (which may be via facsimile or email) (a) in the case of a Eurodollar Rate Borrowing, not later than 10:00 a.m., three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 10:00 a.m. on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable, and shall, if in writing, be in substantially the form of Exhibit C attached hereto (or such other form as may be approved by the Administrative Agent). Each such Borrowing Request shall specify the following information in compliance with Section 2.2:
(a)    the aggregate amount of the requested Borrowing;
(b)    the date of such Borrowing, which shall be a Business Day;
(c)    whether such Borrowing is to be a Revolving Loan, a Five-Year Term Loan or a Seven-Year Term Loan;
(d)    whether such Borrowing is to be a Base Rate or Eurodollar Rate Borrowing;
(e)    in the case of a Eurodollar Rate, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(f)    the location and number of the account to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Appropriate Lender of the details thereof and of the amount of such Appropriate Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.4    SWING LINE LOANS.
(a)    As a convenience to the Borrower, the Swing Line Lender, in its sole discretion, may make Swing Line Loans to the Borrower from time to time during the Availability Period for the Revolving Credit Facility, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Line Loans exceeding the

Swing Line Sublimit or (ii) the sum of the total Revolving Credit Exposures exceeding the Aggregate Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Swing Line Lender may make and the Borrower may borrow, prepay and reborrow Swing Line Loans.
(b)    Swing Line Loans shall be made available to the Borrower by means of a credit to a deposit account of the Borrower with the Swing Line Lender pursuant to arrangements mutually acceptable to the Borrower and the Swing Line Lender.
(c)    The Swing Line Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans outstanding. Such notice shall specify the aggregate amount of Swing Line Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender’s Revolving Credit Applicable Percentage of such Swing Line Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swing Line Lender, such Revolving Credit Lender’s Revolving Credit Applicable Percentage of such Swing Line Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Revolving Credit Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)    Notwithstanding anything to the contrary contained in this Agreement, this Section 2.4 shall be subject to the terms and conditions of Section 2.19 and Section 2.20.
SECTION 2.5    LETTERS OF CREDIT.

(a)    Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank (in a minimum amount of $25,000 unless otherwise approved by the Issuing Bank), at any time and from time to time during the Availability Period for the Revolving Credit Facility; provided that the Issuing Bank shall not be required to issue or extend any Letter of Credit if (i) an Event of Default has occurred and is continuing, (ii) any Revolving Credit Lender with a Revolving Credit Commitment is a Defaulting Lender, (iii) any Person that Controls such Revolving Credit Lender or its holding company has been deemed insolvent or become the subject of a bankruptcy, insolvency, receivership or similar proceeding or (iv) any Revolving Credit Lender or any such Person is believed in good faith by the Issuing Bank to have defaulted in fulfilling its obligations under one or more other syndicated credit facilities. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control.
(b)    To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or send via facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (at least by 10:00 a.m. three Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a Letter of Credit Agreement in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the Letter of Credit Exposure shall not exceed the Letter of Credit Sublimit and (ii) the sum of the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Credit Commitments.
(c)    Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension exclusive of evergreen renewal provisions) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date (unless, in the case of this clause (ii), the Borrower makes arrangements satisfactory to the Issuing Bank to Cash Collateralize (which shall be composed solely of cash) such Letter of Credit on or before the date that is five Business Days prior to the Revolving Credit Maturity Date); provided, however, that in no event shall any Letter of Credit expire more than one year after the date of issuance of such Letter of Credit.
(d)    By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Credit Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such

Letter of Credit equal to such Revolving Credit Lender’s Revolving Credit Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Credit Lender’s Revolving Credit Applicable Percentage of each drawing of each Letter of Credit not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    If the Issuing Bank shall make any payment in respect of a drawing under a Letter of Credit, the Borrower shall reimburse such payment by paying to the Administrative Agent an amount equal to such payment not later than 1:30 p.m. on the date of such payment if the Borrower shall have received notice of such drawing prior to 10:00 a.m. on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:30 p.m. on the Business Day immediately following the day that the Borrower receives such notice (together with interest thereon at the rate applicable to Base Rate Revolving Loans hereunder). If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable drawing, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender’s Revolving Credit Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Revolving Credit Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.6 with respect to Loans made by such Revolving Credit Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Credit Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such payment.
(f)    The Borrower’s obligation to reimburse Letter of Credit drawings as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Credit Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make a payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such payment.
(h)    If the Issuing Bank shall make any payment under a Letter of Credit then, unless the Borrower shall reimburse such payment in accordance with paragraph (e) of this Section, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrower reimburses such payment, at the rate per annum then applicable to Base Rate Revolving Loans; provided that, if the Borrower fails to reimburse such payment on the Business Day after the date when due pursuant to paragraph (e) of this Section, then the Default Rate shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Credit Lender to the extent of such payment.
(i)    If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall

Cash Collateralize, an amount in cash equal to the Letter of Credit Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1.
(j)    Any deposits used to Cash Collateralize Letter of Credit Exposure pursuant to paragraph (i) of this Section shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement or, in the case of Cash Collateral deposited at the termination of this Agreement or pursuant to paragraph (c) of this Section, in an account with the Issuing Bank for its own account. The Administrative Agent or Issuing Bank, as the case may be, shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent or Issuing Bank, as the case may be, and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in any such account maintained by the Administrative Agent shall be applied by the Administrative Agent to reimburse the Issuing Bank for unreimbursed Letter of Credit drawings and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Revolving Credit Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. The balance, if any, in any such Cash Collateral account deposited by the Borrower pursuant to paragraph (i) of this Section shall be returned to the Borrower: (i) following a determination by the Administrative Agent or the Required Revolving Credit Lenders (each in their sole discretion) that an Event of Default no longer exists or (ii) if the maturity of the Loans has been accelerated, all Letters of Credit shall have expired or been fully drawn upon, all Letter of Credit Exposure shall have been reimbursed and all other Obligations shall have been paid in full.
SECTION 2.6    FUNDING OF BORROWINGS.     Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swing Line Loans shall be made as provided in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Loans made to finance the reimbursement of a drawing under a Letter of Credit shall be remitted by the Administrative Agent to the Issuing Bank.
SECTION 2.7    INTEREST ELECTIONS.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.3:
(i)    the Borrowing to which such Interest Election Request applies (including if such Borrowing is a Revolving Loan, a Five-Year Term Loan or a Seven-Year Term Loan) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), each of which shall be subject to the requirements set forth in Section 2.2(c) regarding minimum and multiple amounts applicable to the continuation and conversion of Borrowings;
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Rate Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Appropriate Lender of the details thereof and of such Appropriate Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Rate Borrowing and (ii) unless repaid, each Eurodollar Rate Borrowing shall be converted to a Base Rate

Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.8    TERMINATION AND REDUCTION OF REVOLVING CREDIT COMMITMENTS.
(a)    Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (A) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the Aggregate Revolving Credit Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any such termination or reduction shall be permanent and shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments thereto.
SECTION 2.9    REPAYMENT OF LOANS; EVIDENCE OF DEBT.
(a)    The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Appropriate Lender the then unpaid principal amount of each (i) Revolving Loan on the Revolving Credit Maturity Date, (ii) Five-Year Term Loan on the Five-Year Term Loan Maturity Date and (iii) Seven-Year Term Loan on the Seven-Year Term Loan Maturity Date. In addition, the Borrower unconditionally promises to pay to the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the earliest to occur of (i) the Swing Line Lender’s demand therefore, (ii) the date ten (10) days after such Swing Line Loan is made and (iii) the Revolving Credit Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Appropriate Lenders and each Appropriate Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note having terms consistent with this Agreement. In such event, the Borrower shall prepare, execute and deliver to such Lender promissory note(s) payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 10.5) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10	PREPAYMENT OF LOANS.
(a)    Optional.
(i)    Subject to Section 2.10(c) and the last sentence of paragraph (ii) of this Section 2.10(a), the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without penalty or premium (other than break funding payments pursuant to Section 3.3); provided that prior notice of such prepayment is received by the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) in accordance with paragraph (ii) of this Section 2.10(a).
(ii)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) in writing of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Rate Borrowing, not later than 10:00 a.m., three Business Days before the date of prepayment, (ii) in the case of prepayment of a Base Rate Borrowing, not later than 10:00 a.m., on the date of prepayment or (iii) in the case of prepayment of a Swing Line Loan, not later than 11:00 a.m., on the date of prepayment. Each such notice shall be irrevocable, shall specify the prepayment date and the principal amount of such prepayment, whether the prepayment is of a Eurodollar Rate Loan or a Base Rate Loan or combination thereof, and if a combination thereof, the amount allocable to each and whether the prepayment is of the Initial Five-Year Term Loan, the Initial Seven-Year Term Loan, an Incremental Five-Year Term Loan, an Incremental Seven-Year Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each, and, in the case of any written notice or confirmation, shall be signed by the Borrower in substantially the form of Exhibit E attached hereto or such other form as may be approved by the Administrative Agent. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Appropriate Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans (in respect of each Facility) included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(b)    Mandatory. If for any reason the Revolving Credit Exposure of all of the Lenders at any time exceeds the Aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize Letter of Credit Exposure in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize Letter of Credit Exposure pursuant to this Section 2.10(b) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Revolving Credit Exposure of all of the Lenders exceeds the Aggregate Revolving Credit Commitments then in effect.
(c)    Call Premium. If, within three (3) years of the Closing Date, the Borrower makes a voluntary prepayment of the Seven-Year Term Loans pursuant to this Section 2.10, the Borrower shall pay to the Administrative Agent, for the ratable account of the Seven-Year Term Loan Lenders, a fee in an amount equal to:
(i)    3% of the principal amount prepaid in the case of a voluntary prepayment made on or prior to the first (1st) anniversary of the Closing Date;
(ii)    2% of the principal amount prepaid in the case of a voluntary prepayment made on or prior to the second (2nd) anniversary of the Closing Date; and
(iii)    1% of the principal amount prepaid in the case of a voluntary prepayment made on or prior to the third (3rd) anniversary of the Closing Date.
SECTION 2.11    FEES.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Revolving Credit Applicable Percentage, a non-refundable commitment fee (the “Commitment Fee(s)”) equal to (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of (A) the outstanding principal amount of all Revolving Loans (for the avoidance of doubt, not including Swing Line Loans) and (B) all Letter of Credit Exposure; provided that, if such Revolving Credit Lender continues to have any outstanding Letter of Credit Exposure after its Revolving Credit Commitment terminates (other than Letter of Credit Exposure that is fully Cash Collateralized), then the Commitment Fee shall continue to accrue on the daily amount of such Revolving Credit Lender’s outstanding Letter of Credit Exposure from and including the date on which its Revolving Credit Commitment terminates to but excluding the date on which such Revolving Credit Lender ceases to have any outstanding Letter of Credit Exposure (other than Letter of Credit Exposure that is fully Cash Collateralized). Accrued Commitment Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Commitment Fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit (the “Letter of Credit Fee”), which Letter of Credit Fee shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Rate Loans on the average daily amount of such Revolving Credit Lender’s Letter of Credit Exposure during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Revolving Credit Lender ceases to have any Letter of Credit Exposure, and (ii) to the Issuing Bank with respect to each Letter of Credit, a fronting fee of 0.125% of the maximum amount of Letter of Credit Exposure under such Letter of Credit, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Letter of Credit Fees accrued shall be payable on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Fronting fees shall be paid on the date of the issuance, amendment (if the maximum amount of Letter of Credit Exposure is increased by such amendment), renewal or extension of the applicable Letter of Credit. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable on demand. All Letter of Credit Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Credit Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at a rate equal to the Applicable Rate plus 2.0% per annum.
(c)    (i)    The Borrower agrees to pay to the Administrative Agent, for its own account, the fees payable in the amounts and at the times set forth in the Engagement Letter, dated as of October 7, 2011, among the Borrower and Wells Fargo Securities.
(i)    The Borrower agrees to pay to Bank of Montreal, for its own account, the fees payable in the amounts and at the times set forth in the Fee Letter, dated as of March 13, 2012, among the Borrower and Bank of Montreal.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.12    INTEREST.
(a)    The Loans comprising each Base Rate Borrowing (including each Swing Line Loan) shall bear interest at the Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurodollar Rate Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Credit Commitments; provided that (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the

Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    Notwithstanding the foregoing (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), (g) or (h), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) all outstanding Eurodollar Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Rate) then applicable to Eurodollar Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Rate) then applicable to Base Rate Loans, (B) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Rate) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (C) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent (collectively, the “Default Rate”). Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.
(e)    Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing June 29, 2012; and interest on each Eurodollar Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period (the “Interest Payment Date”). All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).
(f)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason (other than solely as a result of a Change in Law or change in GAAP that occurs after the date of the delivery of the applicable Compliance Certificate and is applied retroactively), the Borrower or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Bank, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Bank, as the case may be, otherwise available hereunder, including, without limitation, rights under Section 2.12(c) and Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
SECTION 2.13    ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Rate Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Eurodollar Rate for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period does not and will not adequately and fairly reflect the cost to such Lenders of making or maintaining Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Rate Borrowing, such Borrowing shall be made as a Base Rate Borrowing.
SECTION 2.14    GUARANTIES. All Obligations of the Borrower to the Administrative Agent or any Guaranteed Party shall be guaranteed jointly and severally by each Subsidiary of the Borrower (other than any Excluded Subsidiaries), as evidenced by and subject to the terms of guaranties in form and substance satisfactory to the Administrative Agent. To the extent that any Subsidiary is designated as an Excluded Subsidiary in accordance with the definition of Excluded Subsidiary or the release of a Subsidiary is otherwise approved by the Required Lenders in accordance with Section 10.1, the Administrative Agent is authorized to execute and, promptly upon such designation or approval shall, at the Borrower’s cost and expense, execute and deliver a release of such Subsidiary from the Subsidiary Guaranty Agreement on behalf of the Guaranteed Parties.
SECTION 2.15    PAYMENTS GENERALLY; ADMINISTRATIVE AGENT’S CLAWBACK;
(a)    Payments Generally. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at its Payment Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in respect of the applicable Facility in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    Funding by the Lenders; Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the proposed date of any borrowing hereunder that such Appropriate Lender will not make available to the Administrative Agent such Appropriate Lender’s share of such borrowing, the Administrative Agent may assume that such Appropriate Lender has made such share available on such date in accordance with Section 2.6 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if an Appropriate Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Appropriate Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Appropriate Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry practice on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Appropriate Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Appropriate Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Appropriate Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against an Appropriate Lender that shall have failed to make such payment to the Administrative Agent.
(c)    Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Appropriate Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Appropriate Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry practice on interbank compensation.
(d)    Obligations of Lenders Several. The obligations of the Appropriate Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Appropriate Lender to make any Loan, to fund any such participation or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Appropriate Lender of its corresponding obligation to do so on such date, and no Appropriate Lender shall be responsible for the failure of any other Appropriate Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.4(c).
SECTION 2.16    SHARING OF PAYMENT BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings made under any Letter of Credit to any assignee or participant, other than to the Borrower or any Subsidiary (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
SECTION 2.17    INCREASE IN COMMITMENTS.
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent, the Borrower may from time to time request:
(i)    one or more increases in the Aggregate Revolving Credit Commitments (any such increased commitment, an “Incremental Revolving Credit Commitment”) to make incremental revolving credit loans (any such increase, an “Incremental Revolving Credit Increase”) by an amount not to exceed $100,000,000; provided that (i) each increase in the Aggregate Revolving Credit Commitments shall be in an amount not less than $25,000,000 and (ii) the Borrower may make a maximum of three (3) such requests (provided that at the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond); and
(ii)    one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make incremental term loans (any such incremental term loan, an “Incremental Term Loan”) under either the Five-Year Term Loan Facility (an “Incremental Five-Year Term Loan”) or the Seven-Year Term Loan Facility (an “Incremental Seven-Year Term Loan”); provided (A) that the total aggregate amount for all such Incremental Term Loan Commitments shall not (as of any date of incurrence thereof) exceed $30,000,000; (B) each Incremental Term Loan Commitment (and the Incremental Term Loans

made thereunder) shall be in an amount not less than $10,000,000 and (C) the Borrower may make a maximum of three (3) such requests (provided that at the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Appropriate Lender is requested to respond).
(b)    Lender Elections to Increase. Each Appropriate Lender requested by the Borrower to increase its Commitment under the applicable Facility shall notify the Administrative Agent within the time period specified by the Borrower (which shall be a period acceptable to the Administrative Agent) whether or not it agrees to increase its Commitment under the applicable Facility and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage in respect of the applicable Facility of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment under the applicable Facility.
(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower of the Lenders’ responses to each request made hereunder. Whether or not necessary to achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (and, solely with respect to an Incremental Revolving Credit Increase, the Issuing Bank and the Swing Line Lender (which approvals shall not be unreasonably withheld)), the Borrower may also invite additional Eligible Assignees to become Lenders under the applicable Facility pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date (each, an “Increase Effective Date”) and the final allocation of each Incremental Revolving Credit Increase or Incremental Term Loan, as applicable. The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the final allocation of the Incremental Revolving Credit Increase or the Incremental Term Loan, as applicable, and the Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party:
(i)     certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase; and
(ii)     in the case of the Borrower, certifying that, before and after giving effect to such increase and any Loans made concurrently therewith:
(A)     the representations and warranties contained in Article IV and the other Loan Documents are true in all material respects on and as of the Increase Effective Date, except (1) that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true in all respects, (2) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true in all material respects as of such earlier date (unless a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, in which case such representation or warranty is true in all respects), and (3) that for purposes of this Section 2.17 the representations and warranties contained in Section 4.5(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(a) and (b), respectively;
(B)     the Borrower is in compliance, calculated on a pro forma basis, with the financial covenants contained in Section 6.12 hereof;
(C)     no Default exists;
(D)    except to the extent otherwise provided in this Section 2.17, each such Incremental Term Loan and Incremental Revolving Credit Increase shall be on identical terms and conditions as applicable to the existing relevant Facility; provided that (A) the Applicable Rate with respect to such increase may differ from the Applicable Rate prior to giving effect to such increase and (B) an upfront fee may be paid to any Lender or Eligible Assignee (each, an “Incremental Lender”) agreeing to provide an Incremental Term Loan or an Incremental Revolving Credit Increase, as applicable;
(E)    in the case of an Incremental Five-Year Term Loan:
(1)    such Incremental Five-Year Term Loan will mature on the Five-Year Term Loan Maturity Date; and
(2)    any Incremental Lender making any Incremental Five-Year Term Loan shall be entitled to the same voting rights as the Five-Year Term Loan Lenders under the Initial Five-Year Term Loan and each Incremental Five-Year Term Loan shall receive proceeds of prepayments on the same basis as the Initial Five-Year Term Loan (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Five-Year Term Loan and the Incremental Five-Year Term Loans);
(F)     in the case of an Incremental Seven-Year Term Loan:
(1)     such Incremental Seven-Year Term Loan will mature on the Seven-Year Term Loan Maturity Date; and
(2)    any Incremental Lender making any Incremental Seven-Year Term Loan shall be entitled to the same voting rights as the Seven-Year Term Loan Lenders under the Initial Seven-Year Term Loan and each Incremental Seven-Year Term Loan shall receive proceeds of prepayments on the same basis as the Initial Seven-Year Term Loan (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Seven-Year Term Loan and the Incremental Seven-Year Term Loans);

(G)    in the case of an Incremental Revolving Credit Increase:
(1) each Revolving Credit Lender increasing its Revolving Credit Commitment pursuant to this Section 2.17 shall make available to the Administrative Agent on the Increase Effective Date such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Credit Lenders, to be required in order to keep the outstanding Revolving Loans ratable with any revised Revolving Credit Applicable Percentages in respect of the Revolving Credit Facility arising from any nonratable increase in the Revolving Credit Commitments under this Section;
(2)    to the extent that any Revolving Credit Lender’s Revolving Loans are reduced as a result of the increase in the Revolving Credit Commitments, the Borrower shall be deemed to have repaid and reborrowed all such Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.3); and
(3)    any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Borrowings made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Loans made hereunder.
(f)    The Incremental Five-Year Term Loans shall be deemed to be Five-Year Term Loans and the Incremental Seven-Year Term Loans shall be deemed to be Seven-Year Term Loans; provided that each such Incremental Term Loan shall be designated as a separate tranche of the Five-Year Term Loans or the Seven-Year Term Loans, as applicable, for all purposes of this Agreement.
(g)    On any Increase Effective Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with a Incremental Term Loan Commitment under the Five-Year Term Loan Facility or the Seven-Year Term Loan Facility, as applicable, shall make, or be obligated to make, (i) an Incremental Five-Year Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Five-Year Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Five-Year Term Loan made pursuant thereto or (ii) an Incremental Seven-Year Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Seven-Year Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Seven-Year Term Loan made pursuant thereto.
(h)    On any Increase Effective Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.

(i)    The Incremental Lenders shall be included in any determination of the Required Lenders or Required Revolving Credit Lenders, as applicable, and the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.
(j)    Each party hereto hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents that are reasonably necessary or appropriate in order to effectuate any Incremental Term Loan and any Incremental Revolving Credit Increase on the applicable Increase Effective Date.
(k)    Conflicting Provisions. This Section 2.17 shall supersede any provisions in Section 2.16 or 10.1 to the contrary.
SECTION 2.18    EXTENSION OF THE REVOLVING CREDIT MATURITY DATE. The Borrower shall have the right, exercisable one time, to extend the date set forth in clause (a) of the definition of “Revolving Credit Maturity Date” by one year. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the date set forth in clause (a) of the definition of “Revolving Credit Maturity Date”, a written request for such extension (an “Extension Request”). The Administrative Agent shall notify the Revolving Credit Lenders if it receives an Extension Request promptly upon receipt thereof. Subject to satisfaction of the following conditions, the date set forth in clause (a) of the definition of “Revolving Credit Maturity Date” shall be extended for one year:
(a)    the receipt by the Administrative Agent of the Extension Request;
(b)    the receipt by the Administrative Agent, for the account of each Revolving Credit Lender, a fee equal to 0.1% of the amount of such Revolving Credit Lender’s Revolving Credit Commitment (whether or not utilized);
(c)    the receipt by the Administrative Agent of a certificate of each Loan Party dated as of the effective date of the Extension Request (in sufficient copies for each Revolving Credit Lender) signed by a Responsible Officer of such Loan Party: (i) certifying that, immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall exist and (B) the representations and warranties contained in Article IV and the other Loan Documents are true in all material respects on and as of the effective date of the Extension Request, except (1) that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true in all respects and (2) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true in all material respects as of such earlier date (unless a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, in which case such representation or warranty is true in all respects) and (ii) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension.
At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Loan Parties shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of such Loan Party certifying the matters referred to in the immediately preceding clause (c)(i).

SECTION 2.19    CASH COLLATERAL. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent, the Issuing Bank or the Swing Line Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Bank and/or the Swing Line Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Swing Line Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Exposure and Swing Line Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Bank and the Swing Line Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.19 or Section 2.20 in respect of Letters of Credit and Swing Line Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Exposure and Swing Line Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Bank and/or the Swing Line Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Bank and the Swing Line Lender that there exists excess Cash Collateral; provided that, subject to Section 2.20, the Person providing Cash Collateral, the Issuing Bank and the Swing Line Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
SECTION 2.20    DEFAULTING LENDERS.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swing Line Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Bank and the Swing Line Lender with respect to such Defaulting Lender in accordance with Section 2.19; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swing Line Loans issued under this Agreement, in accordance with Section 2.19; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swing Line Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swing Line Loans were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swing Line Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swing Line Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Exposure and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 2.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(1)    No Defaulting Lender shall be entitled to receive any Commitment Fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(2)    Each Defaulting Lender shall be entitled to receive any Letter of Credit Fee pursuant to Section 2.11(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19.
(3)    With respect to any Commitment Fee or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (1) or (2) above, the Borrower shall (A) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (B) pay to the Issuing Bank and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (C) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Exposure and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (x) first, repay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.19.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Bank and the Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with their Revolving Credit Commitments (without giving effect to Section 2.20(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE III
YIELD PROTECTION
SECTION 3.1    INCREASED COSTS.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.1(e)) or the Issuing Bank;
(ii)    subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.2 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or
(iii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the

Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 3.2    TAXES.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)    Reimbursement by the Borrower. The Borrower shall reimburse the Administrative Agent, each Lender and the Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority required by this Section 3.2, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(i)    duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;
(ii)    duly completed copies of Internal Revenue Service Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv)    any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.
(f)    Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been reimbursed by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower shall, upon the request of the Administrative Agent, such Lender or the Issuing Bank, repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
SECTION 3.3    BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Rate Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (including any loss or expense arising from the liquidation or redeployment of funds obtained by it to maintain such Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained), together with any administrative charges charged by such Lender in connection with the foregoing. For the purposes of calculating amounts payable under this Section, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 3.4    SURVIVAL. All of the Borrower’s obligations under this Article III shall survive the termination of the Commitments and the repayment of all Obligations hereunder.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 4.1    EXISTENCE, QUALIFICATION AND POWER. Each Loan Party (a) is duly organized or formed and validly existing under the Applicable Law of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated hereby or thereby, and (c) is duly qualified and is licensed and in good standing under the Applicable Law of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or licenses, except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 4.2    AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
SECTION 4.3    GOVERNMENTAL AUTHORIZATION; CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.
SECTION 4.4    BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy laws and general principles of equity.
SECTION 4.5    FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.
(a)    The Borrower has heretofore furnished to the Lenders (i) the Audited Financial Statements and (ii) its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended December 31, 2011, certified by a Responsible Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.6    LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect (after the application of any proceeds of insurance as to which the insurance carrier has been notified of the potential claim and does not dispute the coverage of such payment).
SECTION 4.7    NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 4.8    OWNERSHIP OF PROPERTY; LIENS. The Borrower and each Subsidiary has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.
SECTION 4.9    ENVIRONMENTAL COMPLIANCE. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that allege any material Environmental Liability that could reasonably be expected to have a Material Adverse Effect.
SECTION 4.10    INSURANCE. The properties of the Borrower and its Subsidiaries (or, in the case of real property, equipment or other personal property leased to others, their respective lessees) are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.
SECTION 4.11    TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.
SECTION 4.12    ERISA COMPLIANCE.

(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than those listed on Schedule 4.12(d) hereto.
SECTION 4.13    SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed on Schedule 4.13.
SECTION 4.14    DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party in connection with any Loan Document to the Administrative Agent or any Lender in connection with the transactions contemplated hereby or thereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
SECTION 4.15    COMPLIANCE WITH LAWS. The Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Applicable Laws (including, without limitation, as applicable, all Healthcare Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 4.16    MARGIN REGULATIONS; INVESTMENT COMPANY ACT; ETC.
(a)    None of the proceeds of any Loan or Letter of Credit issued hereunder will be used, directly or indirectly, for the purpose of (i) purchasing or carrying any margin stock, (ii) reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or (iii) any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part 224) of the Board of Governors of the Federal Reserve System. Without limitation of the foregoing, at no time shall more than 25% of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis consist of margin stock.
(b)    Neither the Borrower nor any Subsidiary is (i) an “investment company”, a company “controlled” by an “investment company,” or an “investment advisor,” in each case as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) otherwise subject to any other regulatory scheme limiting its ability to incur debt under this Agreement or the other Loan Documents.
SECTION 4.17    SOLVENCY. Each Loan Party is Solvent after giving effect to the transactions contemplated hereby.
SECTION 4.18    PERMITS, FRANCHISES. The Borrower and each Subsidiary possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to or used in the course of business granted to it and enable it to conduct the business in which it is now engaged in compliance with Applicable Law, without known conflict with any trademark, trade names, patents or other proprietary right of any Person where the failure to possess such asset could reasonably be expected to have a Material Adverse Effect.
SECTION 4.19    MATERIAL AGREEMENTS. There is no existing default or event of default (after the expiration of any applicable grace or cure period) by any Loan Party under any Material Agreement, which might reasonably be expected to give rise to a Material Adverse Effect.
SECTION 4.20    REIT STATUS. The Borrower: (a) is a REIT, (b) has not revoked its election to be a REIT, (c) has not engaged in any “prohibited transactions” as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (d) for its current “tax year” as defined in the Internal Revenue Code is and for all prior tax years subsequent to its election to be a REIT has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.
SECTION 4.21    UNENCUMBERED LEASE PROPERTY. As of the Closing Date, Schedule 4.21 is a correct and complete list of each Unencumbered Lease Property. Each of the properties included by the Borrower in the calculation of Aggregate Unencumbered Fixed Asset Value satisfies all of the requirements contained in the definition of Unencumbered Lease Property.
SECTION 4.22    OFAC. No Loan Party nor any of its Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) is in violation of (A) the Trading with the Enemy Act, as amended, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act or (iii) is a Sanctioned Person. No part of the proceeds of any Loan or Letter of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
SECTION 4.23    INTELLECTUAL PROPERTY MATTERS. Each Loan Party and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Loan Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.
SECTION 4.24    EMPLOYEE RELATIONS. No Loan Party or any Subsidiary thereof is party to any collective bargaining agreement or has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.
SECTION 4.25    BURDENSOME PROVISIONS. The Loan Parties and their respective Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.
ARTICLE V
CONDITIONS

SECTION 5.1    CONDITIONS OF THE INITIAL LOAN(S) OR LETTER(S) OF CREDIT. The obligation of each Lender and the Issuing Bank to make any Loan or issue any Letter of Credit contemplated by this Agreement is subject to the fulfillment of all of the following conditions:
(a)    Approval of Counsel. All legal matters incidental to the extension of credit by any Lender or the Issuing Bank shall be satisfactory to the Administrative Agent and its counsel.
(b)    Executed Loan Documents. This Agreement and any Notes in favor of a Lender requesting a Note, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.
(c)    Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)    Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true, correct and complete in all respects); (B) none of the Loan Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2011, no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect; and (E)  each of the Loan Parties, as applicable, has satisfied each of the conditions set forth in Section 5.1 and Section 5.2.
(ii)    Certificate of Secretary of each Loan Party. A certificate of a Responsible Officer of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Loan Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.1(c)(iii); provided that, with respect to any of the items described in clauses (A) and (B) above, the respective certification may instead be that there have been no changes to the relevant documents since the closing date of the Existing Credit Agreement or that any changes from such documents are attached, and to the extent so certified the documents delivered pursuant to the Existing Credit Agreement need not be redelivered hereunder.
(iii)    Certificates of Good Standing. Certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Loan Party is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Loan Party has filed required tax returns and owes no delinquent taxes.
(d)    Opinions of Counsel. Favorable opinions of counsel to the Loan Parties addressed to the Administrative Agent and the Lenders with respect to the Loan Parties, the Loan Documents and such other matters as the Lenders shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).
(e)    Consents; Defaults.
(i)    Governmental and Third Party Approvals. The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Loan Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.
(ii)    No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.
(f)    Financial Matters.
(i)    Financial Projections. The Administrative Agent shall have received projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries (reflecting both (A) the organic case and (B) the assumed acquisitions case) on an annual basis for each year during the term of this Agreement, which shall not be inconsistent with any financial information or projections previously delivered to the Administrative Agent.
(ii)    Financial Condition/Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer, chief financial officer or the chief accounting officer of the Borrower, that (A) after giving effect to the transactions contemplated hereby, each Loan Party is each Solvent, (B) attached thereto are calculations evidencing compliance on a pro forma basis after giving effect to the transactions contemplated hereby with the covenants contained in Section 6.12, (C) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries and (D) attached thereto are calculations evidencing which Subsidiaries are Excluded Subsidiaries in compliance with the requirements set forth in the definition thereof.
(iii)    Fees. The Borrower shall have paid (i) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 2.11 and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.
(g)    Borrowing Request. The Administrative Agent shall have received a Borrowing Request from the Borrower in accordance with Section 2.3, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.
(h)    PATRIOT Act. The Borrower and each of the other Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act.
(i)    Lien Searches. The Administrative Agent shall have received the results of Lien searches, in form and substance reasonably satisfactory thereto, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens).
(j)    Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.
Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 5.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 5.2    CONDITIONS OF EACH LOAN OR LETTER OF CREDIT. The obligation of each Lender and the Issuing Bank to make each Loan or issue any Letter of Credit requested by the Borrower hereunder shall be subject to the fulfillment of each of the following conditions:
(a)    Continuation of Representations and Warranties. The representations and warranties contained herein and in each of the other Loan Documents shall be true in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true, correct and complete in all respects) on and as of the date of the signing of this Agreement and on the date such Loan is made or such Letter of Credit is issued, with the same effect as though such representations and warranties had been made on and as of each such date, except that for purposes of this Section 5.2(a), the representations and warranties contained in Section 4.5(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.1(a) and (b), respectively. The making of each Loan and issuance of each Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.2(a).
(b)    No Existing Default. No Default or Event of Default shall have occurred and be continuing on the date such Loan is made or such Letter of Credit is issued.
(c)    Notices. The Administrative Agent shall have received a Borrowing Request or Interest Election Request, as applicable, from the Borrower in accordance with Section 2.3(a) or Section 2.7, as applicable.
(d)    Documentation. The Administrative Agent shall have received such other documents, certificates, information or legal opinions as it may reasonably request, all in form and substance satisfactory to the Administrative Agent and the Required Lenders, in connection with such Loan or Letter of Credit.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than any Letter of Credit as to which the Borrower has made arrangements satisfactory to the Issuing Bank to Cash Collateralize such Letter of Credit), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.1, 6.2, 6.3, 6.11 and 6.16) cause each Subsidiary to, unless otherwise consented to by the Required Lenders:
SECTION 6.1    FINANCIAL STATEMENTS; BUDGET. Deliver to the Administrative Agent a sufficient number of copies for delivery by the Administrative Agent to each Lender, of the following, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated and, if requested by the Administrative Agent, consolidating, balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and, in the case of such consolidated statements, audited and accompanied by a report and opinion of BDO USA, LLP or another independent certified public accountant reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception and accompanied by a certificate of the chief executive officer, chief financial officer or chief accounting officer of the Borrower stating that no Event of Default was discovered or occurred during the examination of the Borrower;
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations and retained earnings for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and shareholders’ equity of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)    as soon as available, but in any event not later than the last Business Day of each fiscal year of the Borrower, a budget consisting of a consolidated statement of income, statement of cash flows and consolidated balance sheet for the upcoming fiscal year.
SECTION 6.2    CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent a sufficient number of copies for delivery to each Lender, of the following, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(b)    promptly after any request by the Administrative Agent or any Lender, copies of any audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
(d)    promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.
SECTION 6.3    NOTICES. Promptly notify the Administrative Agent and each Lender:
(a)    of the existence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;
(c)    the occurrence of any ERISA Event;
(d)    any material development in connection with the OTAG Investigation; and
(e)    of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action (if any) the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 6.4    PAYMENT OF OBLIGATIONS. Pay and discharge prior to delinquency all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Permitted Liens); and (c) all Material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
SECTION 6.5    PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing (or the local equivalent) under the laws of the jurisdiction of its organization, except (x) in a transaction permitted by Section 7.4 or 7.5 or (y) in the case of good standing (or the local equivalent), to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, if any, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.6    MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect (or, in the case of properties and equipment leased to others, cause its lessees to) all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
SECTION 6.7    MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, (or, in the case of real property, equipment or other personal property leased to others, cause its lessees to maintain) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.
SECTION 6.8    COMPLIANCE WITH LAW. Comply in all material respects with the requirements of all Applicable Law (including, without limitation, as applicable, all Healthcare Laws), and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.9    BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
SECTION 6.10    INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) when no Default exists, only one such inspection shall be done at the expense of the Borrower per calendar year, and (ii) when a Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours, as often as may be desired, with reasonable advance notice to the Borrower.
SECTION 6.11    USE OF PROCEEDS. Use the proceeds of Loans and the drawings made under the Letters of Credit (a) to finance the payment of certain fees and expenses incurred in connection with this Agreement and (b) for general corporate purposes (including (i) working capital and (ii) other permitted Investments) not in contravention of Section 7.8, any law or any other provision of this Agreement or any other Loan Document.

SECTION 6.12    FINANCIAL COVENANTS.
(a)    Consolidated Total Leverage Ratio. Maintain at all times a Consolidated Total Leverage Ratio not greater than 0.40 to 1.00.
(b)    Consolidated EBITDA. Maintain at all times a Consolidated EBITDA for the Four-Quarter Period most recently ended as of such date of determination of at least $55,000,000.
(c)    Minimum Consolidated Tangible Net Worth. Maintain at all times a Consolidated Tangible Net Worth of at least (i) $375,000,000, plus (ii) eighty-five percent (85%) of the net cash proceeds from any equity offering conducted after the date hereof.
(d)    Minimum Consolidated Unencumbered Fixed Asset Ratio. Maintain a Consolidated Unencumbered Fixed Asset Ratio at all times of not less than 1.67 to 1.00
SECTION 6.13    NEW SUBSIDIARIES. As soon as practicable but in any event within 10 Business Days following, (i) in the case of clause (a) and (b), (A) the acquisition or creation of any Subsidiary (other than any Excluded Subsidiary) or (B) pursuant to the requirements of the definition of Excluded Subsidiary, any Subsidiary which was an Excluded Subsidiary no longer meeting the requirements of an Excluded Subsidiary and (ii) in the case of clause (c), the Administrative Agent’s request therefor, cause to be delivered to the Administrative Agent each of the following:
(a)    a Subsidiary Guaranty Joinder Agreement executed and delivered by such Subsidiary;
(b)    current copies of the Organization Documents of such Subsidiary and resolutions of the board of directors, or equivalent governing body, of such Subsidiary, together with such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or the local equivalent) of such Subsidiary, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to such Subsidiary, the Loan Documents or the transactions contemplated thereby; and
(c)    to the extent requested by the Administrative Agent, an opinion of counsel to such Subsidiary, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent.
SECTION 6.14    COMPLIANCE WITH AGREEMENTS. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Agreement, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.15    FURTHER ASSURANCES. At the Borrower’s cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
SECTION 6.16     STATUS.
(a)    Maintain the Borrower’s status as a REIT such that (i) all of the representations and warranties set forth in clauses (a), (b) and (d) of Section 4.20 shall remain true and correct at all times and (ii) all of the representations and warranties set forth in clause (c) of Section 4.20 shall remain true and correct in all material respects.
(b)    Do or cause to be done all things necessary to maintain the listing of the Borrower’s Equity Interest on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System (or any successor thereof).
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than any Letter of Credit as to which the Borrower has made arrangements satisfactory to the Issuing Bank to Cash Collateralize such Letter of Credit), the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, without the consent of the Required Lenders:
SECTION 7.1    LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens in favor of the Administrative Agent on behalf of the Lenders and other Guaranteed Parties;
(b)    Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(c)    Liens of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens, in each case (i) imposed by Law or arising in such Person’s Ordinary Course of Business, (ii) for amounts not yet due or that are being contested in good faith by appropriate proceedings, and (iii) with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(d)    deposits made in such Person’s Ordinary Course of Business in connection with workers’ compensation or unemployment insurance, or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds-entered into in such Person’s Ordinary Course of Business;
(e)    encumbrances arising by reason of zoning restrictions, easements, licenses,

reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
(f)    encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
(g)    financing statements with respect to a lessor’s rights in and to personal property leased to such Person in such Person’s Ordinary Course of Business other than through a Capitalized Lease;
(h)    judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with nationally recognized insurance companies and which do not otherwise result in a Default;
(i)    Liens consisting of rights of set-off of a customary nature or bankers’ liens on an amount of deposit, whether arising by contract or operation of law, incurred in such Person’s Ordinary Course of Business so long as such deposits are not intended as collateral for any obligation that constitutes Indebtedness; and
(j)    other Liens the result of which, after taking such Liens into account, would not trigger a Default under any financial covenant contained in Section 6.12 hereof.
SECTION 7.2    INVESTMENTS. Make any Investments, except:
(a)    Investments held by the Borrower or any Subsidiary in the form of cash equivalents, short-term marketable debt securities or, to the extent constituting Investments, Swap Contracts otherwise permitted or required by this Agreement;
(b)    Investments of any Loan Party in any other Loan Party;
(c)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(d)    Guarantees permitted by Section 7.3;
(e)    any other Investment not permitted by clause (a) through (d) the result of which, after taking such Investment into account, would not trigger a Default under any financial covenant contained in Section 6.12 hereof; provided, that, prior to the consummation of any Acquisition involving aggregate consideration with respect to such Acquisition in excess of $25,000,000, the Borrower shall deliver to the Administrative Agent a certification, together with financial and other information in detail reasonably requested by the Administrative Agent to demonstrate, that no

Default (whether under Section 6.12 or otherwise) will exist either immediately before or immediately after giving effect thereto.
SECTION 7.3    INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents and Related Credit Arrangements;
(b)    Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party;
(c)    obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract (other than any Related Swap Contracts); provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a “market view;”
(d)    Indebtedness of any Loan Party to any other Loan Party (which Indebtedness shall be subordinated to the Obligations on terms satisfactory to the Administrative Agent to the extent required by the Administrative Agent); and
(e)    other Indebtedness not permitted by clause (a) through (d) the result of which, after taking such Indebtedness into account, would not trigger a Default under any financial covenant contained in Section 6.12 hereof; provided, that, prior to the creation, incurrence, assumption or existence of any Indebtedness in excess of $25,000,000, the Borrower shall deliver to the Administrative Agent a certification, together with financial and other information in detail reasonably requested by the Administrative Agent to demonstrate, that no Default (whether under Section 6.12 or otherwise) will exist either immediately before or immediately after giving effect thereto.
SECTION 7.4    FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into, another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)    so long as no Default or Event of Default exists or would result therefrom: any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided that (x) when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, (y) when any Loan Party is merging with another Subsidiary, a Loan Party shall be the continuing or surviving Person, and (z) any Excluded Subsidiary may merge with any other Excluded Subsidiary or Person that, after such merger, will be an Excluded Subsidiary;
(b)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party; provided that if the transferor in such a transaction is a wholly-owned Subsidiary (other than in the case of any Excluded Subsidiary), then the transferee must also be a wholly-owned Subsidiary; and
(c)    the Borrower or any Subsidiary may merge with any Person in order to consummate any Acquisition or other Investment permitted hereby; provided (i) in the case of any merger involving the Borrower, the Borrower shall be the surviving Person and (ii) in any other case, a wholly-owned Subsidiary or an Excluded Subsidiary shall be the surviving Person of such merger.
SECTION 7.5    DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of inventory in the ordinary course of business;
(c)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)    Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party;
(e)    Dispositions permitted by Section 7.4; and
(f)    other Dispositions of assets not otherwise permitted by clauses (a) through (e); the result of which, after taking such Disposition into account, would not trigger a Default under the any financial covenant contained in Section 6.12 hereof; provided, that, prior to the consummation of any Disposition involving aggregate consideration with respect to such Disposition in excess of $25,000,000, the Borrower shall deliver to the Administrative Agent a certification, together with financial and other information in detail reasonably requested by the Administrative Agent to demonstrate, that no Default or Event of Default (whether under Section 6.12 or otherwise) will exist either immediately before or immediately after giving effect thereto.
provided, further, that any Disposition pursuant to clauses (a), (b), (c) and (f) shall be for fair market value.
SECTION 7.6    CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof and other lines of business incidental or reasonably related thereto.
SECTION 7.7    TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among Loan Parties.
SECTION 7.8    MARGIN REGULATIONS. Use the proceeds of any Loan or any drawings made under a Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
SECTION 7.9    BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary (other than an Excluded Subsidiary) to make Restricted Payments to the Borrower or any Subsidiary Guarantor or to otherwise transfer property to any Loan Party (other than restrictions on transfers of property encumbered by Permitted Liens in favor of the holders of the Indebtedness or other obligations secured thereby), or (ii) of any Subsidiary (other than an Excluded Subsidiary) to Guarantee the Indebtedness of the Borrower pursuant to the Subsidiary Guaranty Agreement.
SECTION 7.10    DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except (a) in connection with a merger or consolidation permitted pursuant to Section 7.4 or (b) that any Excluded Subsidiary may dissolve itself in accordance with Applicable Law.
SECTION 7.11    SALE AND LEASEBACK TRANSACTIONS (AS LESSEE). Enter into any arrangement, directly or indirectly, (as lessee) whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
SECTION 7.12    AMENDMENT OF CERTAIN AGREEMENTS.
(a)    Amend, modify or waive any of its Organization Documents in a manner materially adverse to the Administrative Agent or any Lender.
(b)    Amend, modify or waive (or permit the modification or amendment of) any of the terms or provisions of the Master Lease that would adversely affect the rights or interests of the Administrative Agent or any Lender.
SECTION 7.13    RESTRICTED PAYMENTS. Make any Restricted Payment other than (a) Restricted Payments by any Loan Party to another Loan Party, (b) cash dividends necessary to qualify and maintain its qualification as a REIT and (c) so long as no Default or Event of Default exists or will exist after giving effect thereto on the date thereof and on a pro forma basis as if such Restricted Payment occurred on the last day of the most recently ended Four-Quarter Period, other cash dividends and cash distributions the result of which, after taking such Restricted Payment into account, would not trigger a Default under any financial covenant contained in Section 6.12 hereof.
SECTION 7.14    ACCOUNTING CHANGES. Make any material change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the

Borrower or any Subsidiary, except to change the fiscal year of a Subsidiary to confirm its fiscal year to that of the Borrower.
ARTICLE VIII
EVENTS OF DEFAULT, ETC.
SECTION 8.1    EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:
(a)    Any Loan Party shall fail to pay (i) when due any amount of principal of any Loan, (ii) within two (2) days after the same becomes due, any reimbursement obligation with respect to any Letter of Credit, or (iii) with five (5) days after the same becomes due, any interest on any Loan or with respect to any obligation in respect of any Letter of Credit or any fees or other amounts payable under any of the Loan Documents.
(b)    The Borrower shall fail to observe or perform any covenant or agreement contained in (i) Section 6.1 or 6.2, and such failure shall continue for a period of five (5) Business Days from its occurrence or (ii) Section 6.3(a) or (b), 6.5, 6.11, 6.12, 6.13, 6.15, 6.16 or Article VII.
(c)    Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence.
(d)    Any financial statement or certificate furnished to the Administrative Agent or any Lender in connection with, or any representation or warranty made by or on behalf of the Borrower or any Subsidiary under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.
(e)    The Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Indebtedness (other than the Loans or any reimbursement obligation in respect of any drawings paid under a Letter of Credit) of any one or more of the Borrower or any of its Subsidiaries in an aggregate principal amount exceeding $10,000,000 (whether singly or in the aggregate, “Material Indebtedness”) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness (or, with respect to any Swap Contract, any Swap Termination Value in excess of $10,000,000) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required payment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

(f)    One or more judgments or orders for the payment of money in excess of $10,000,000 in the aggregate (net of independent third-party insurance as to which the insurance carrier has been notified of the claim and does not dispute the coverage of such payment) shall be rendered against the Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be a period of ten (10) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
(g)    The Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing.
(h)    An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or any such Person’s debts, or any substantial part of any such Person’s assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of any such Person’s assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.
(i)    The Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due.
(j)    Any Change of Control shall occur or exist.
(k)    (i) Any Material Agreement shall cease to be in full force and effect for any reason, (ii) any of the material rights of the Borrower or any of its Subsidiaries under any Material Agreement shall be terminated or suspended, (iii) the Borrower or any of its Subsidiaries shall receive notice under any Material Agreement of the occurrence of an event which, if not cured, could permit the termination of any Material Agreement, and such event is not cured and/or waived by the date specified in such notice as a deadline for such cure (as the same may be extended by the Person giving such notice), or, if the notice does not contain a deadline, within forty-five (45) days from the date of such notice (or such later date as may be specified by the Person giving such notice), (iv) any proceeding or action shall otherwise be taken or commenced to renounce, terminate or suspend any of the material rights of the Borrower or any of its Subsidiaries under any Material Agreement, or (v) any lease or leases under the Master Lease that accounted for 10% or more of gross revenues of the Borrower in the Four-Quarter Period most recently ended are terminated, expire or are otherwise no longer in effect.

(l)    Any provision of any Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing or seek to terminate its obligations thereunder.
(m)    (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000.
SECTION 8.2    REMEDIES. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the Letter of Credit Exposure (in an amount equal to such Letter of Credit Exposure); and
(d)    exercise on behalf of itself, the Lenders and the Issuing Bank all rights and remedies available to it, the Lenders and the Issuing Bank under the Loan Documents;
provided, that upon the occurrence of any Event of Default described in clause (g) or (h) of Section 8.1, the obligation of each Lender to make Loans and any obligation of the Issuing Bank to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the Letter of Credit Exposure as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
SECTION 8.3    APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Exposure has automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and other Obligations described in clauses Third, Fourth and Fifth below) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and Related Treasury Management Arrangements, unreimbursed drawings paid under Letters of Credit and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Related Treasury Management Arrangements and unreimbursed drawings paid under Letters of Credit or constituting the termination value owing to any Lender or Affiliate of any Lender arising under any Related Swap Contracts, ratably among the Lenders, any such Affiliates and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of the Letter of Credit Exposure comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.
Subject to Section 2.5(i), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Related Credit Arrangements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate, as the case may be. Each Guaranteed Party not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
ADMINISTRATIVE AGENT
SECTION 9.1    APPOINTMENT AND AUTHORITY. Each of the Lenders and the Issuing Bank hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the

Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any other Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 9.2    RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 9.3    EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any collateral, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 9.4    RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 9.5    DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
SECTION 9.6    RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent

may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, unless an Event of Default exists, the approval of the Borrower, to appoint a successor, which shall be a Lender or bank with an office in the United States, or an Affiliate of any such bank or Lender with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.
Any resignation by Wells Fargo as the Administrative Agent pursuant to this Section shall also constitute its resignation as the Issuing Bank and Swing Line Lender. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Lender, (ii) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
SECTION 9.7    NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 9.8    NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book managers, lead managers, arrangers, lead arrangers or co-arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.
SECTION 9.9    GUARANTY MATTERS. Each of the Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under any Loan Document if (i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, or (ii) such release is permitted pursuant to Section 2.14. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement or other applicable Loan Document pursuant to this Section 9.9.
SECTION 9.10    RELATED CREDIT ARRANGEMENTS. No Guaranteed Party that obtains the benefit of the provisions of Section 8.3, or any collateral by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of such collateral (including the release or impairment of any such collateral) other than in its capacity as a Lender, the Issuing Bank or the Administrative Agent, as the case may be, and, in any such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Related Credit Arrangements only if the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate.
SECTION 9.11    SUCCESSOR ADMINISTRATIVE AGENT UPON THE TERMINATION OF THE REVOLVING CREDIT FACILITY. The parties hereto agree that, upon the termination of the Revolving Credit Commitment and Five-Year Term Loan Commitment and the repayment in full of all Obligations under the Revolving Credit Facility (including, without limitation, the repayment in full of all Revolving Credit Exposure, all Letter of Credit Exposure, all Swing Line Exposure and all interest and fees related thereto) and the Five-Year Term Loan Facility (including, without limitation, the repayment in full of all outstanding Five-Year Term Loans and all interest and fees related thereto), Wells Fargo shall be deemed to have resigned as Administrative Agent pursuant to, and in accordance with, this Article IX and Bank of Montreal shall be deemed to have been appointed as successor Administrative Agent pursuant to, and in accordance with, this Article IX; provided that, notwithstanding anything in this Agreement to the contrary, Wells Fargo and Bank of Montreal may agree, in their sole discretion and subject to the consent of each of them, that the preceding agreement shall be null and void (in which case Wells Fargo shall remain the Administrative Agent). In connection therewith and upon the satisfaction of the conditions set forth above, notwithstanding anything in this Agreement to the contrary, each Loan Party and each Lender hereby irrevocably authorizes Wells Fargo, as retiring Administrative Agent, and Bank of Montreal, as successor Administrative Agent, on their behalf, and without further consent, to enter into amendments or modifications to this Agreement or any of the other Loan Documents as they reasonably deem appropriate in order to effectuate the terms of this Section 9.11.
ARTICLE X
MISCELLANEOUS
SECTION 10.1    AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    without the prior written consent of the Required Revolving Credit Lenders, amend, modify or waive (i) Section 5.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 5.2, any substantially concurrent request by the Borrower for a Revolving Borrowing) to make Revolving Loans when such Revolving Credit Lenders would not otherwise be required to do so, (ii) the amount of the Swing Line Sublimit or (iii) the amount of the Letter of Credit Sublimit;
(b)    prior to the termination of the Revolving Credit Commitment and Five-Year Term Loan Commitment and the repayment in full of all Obligations under the Revolving Credit Facility (including, without limitation, the repayment in full of all Revolving Credit Exposure, all Letter of Credit Exposure, all Swing Line Exposure and all interest and fees related thereto) and the Five-Year Term Loan Facility (including, without limitation, the repayment in full of all outstanding Five-Year Term Loans and all interest and fees related thereto), amend, modify or waive any provision of this Agreement if the effect of such amendment, modification or waiver relates solely to the time period after such termination and repayment, without the prior written consent of the Required Seven-Year Term Loan Lenders;
(c)    extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;
(d)    modify the definition of “Revolving Credit Maturity Date” (except in accordance with Section 2.18), “Five-Year Term Loan Maturity Date”, “Seven-Year Term Loan Maturity Date” or otherwise waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or any unreimbursed drawing paid under a Letter of Credit, or (subject to clause (iv) of the second proviso to this Section 10.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any unreimbursed drawing paid under a Letter of Credit or to reduce any fee payable hereunder;
(f)    change Section 2.8(c) or Section 8.3 in a manner that would alter the pro rata sharing of Revolving Credit Commitment reductions or payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(g)    change any provision of this Section 10.1 or the definition of “Required Lenders” or “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(h)    release all or a material portion of the value of the Subsidiary Guaranty Agreement, without the written consent of each Lender (except to the extent the release of any Subsidiary Guarantor from the Subsidiary Guaranty Agreement is permitted pursuant to Section 9.9, in which case such release may be made by the Administrative Agent acting alone);
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Agreement, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (iv) the Engagement Letter, dated as of October 7, 2011, among the Borrower and Wells Fargo Securities may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) the Fee Letter, dated as of March 13, 2012 among the Borrower and Bank of Montreal may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.
Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 10.1) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.17 (including, without limitation, as applicable, (1) to permit the Incremental Revolving Credit Increases and the Incremental Term Loans to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Revolving Credit Commitments and Incremental Term Loan Commitments, or outstanding Incremental Revolving Credit Increases, outstanding Incremental Five-Year Term Loans and outstanding Incremental Seven-Year Term Loans, as applicable, in any determination of (i) Required Lenders or Required Revolving Credit Lenders, as applicable, (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Applicable Percentage, in each case, without the written consent of such affected Lender.
SECTION 10.2    NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Bank or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.13 (subject to the terms of Section 2.16), or (d) any Lender form filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.16 any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 10.3    NOTICES GENERALLY.
(a)    Notice Addresses. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraphs (b) and (d) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to the Borrower, to it at 225 Robert Rose Drive, Murfreesboro, Tennessee 37129, Attention of Justin Hutchens, Chief Executive Officer (Facsimile No. 615-890-0123; email: jhutchens@nhinvestors.com), with a copy to Harwell Howard Hyne Gabbert & Manner, P.C., 333 Commerce Street, Suite 1500, Nashville, TN 37201, Attention of John Brittingham, Esq.;
(ii)    if to the Administrative Agent or to Wells Fargo, in its capacity as the Issuing

Bank, to Wells Fargo at MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, NC 28262, Attention of Syndication Agency Services (Telephone No. (704) 590-2703; Facsimile No. (704) 590-3481), with copy to Wells Fargo at 3100 West End Avenue, Fifth Floor, Suite 530, Nashville, TN 37203 Attention of Brian Sallee (Telephone No. (615) 279-4621; Facsimile No. (615) 279-4620); and
(iii)    if to a Lender, to it at its address set forth on the Register.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform. The Borrower agrees that the Administrative Agent may make any material delivered by the Borrower to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower, any of its Subsidiaries, or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as IntraLinks, DebtX,

SyndTrak Online or a substantially similar electronic system (the “Platform”); provided, that no Default or Event of Default shall exist hereunder or under any Loan Document solely as a result of any delay or failure of delivery of Communications made available to Lenders by delivery to the Administrative Agent for posting on the Platform. The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.
Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.
SECTION 10.4    EXPENSES, INDEMNITY; DAMAGE WAIVER.
(a)    Costs and Expenses. The Borrower and any other Loan Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrower. The Borrower and each other Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any other Loan Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower, any other Loan Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower, such Loan Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)    Reimbursement by Lenders. To the extent that the Borrower and each other Loan Party for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.16(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Issuing Bank and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
SECTION 10.5    SUCCESSORS, ASSIGNMENT.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund,

no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment; or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such proposed assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)    the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Credit Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Section 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Bank and the Swing Line Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.4(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver requiring the unanimous consent of the Lenders under Section 10.1 that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Article III to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.13 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the

Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.1 and 3.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.2(e) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 10.6    TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below) while any Commitments are in effect, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any permitted assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.7    NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other Person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.
SECTION 10.8    TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.
SECTION 10.9    SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.
SECTION 10.10    COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission (including .PDF file) shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.11    GOVERNING LAW; JURISDICTION; ETC.
(a)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Submission to Jurisdiction. The Borrower irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.3. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 10.12    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.13    RIGHT OF SET OFF. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 10.14    PERFORMANCE OF DUTIES. Each of the Loan Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Loan Party at its sole cost and expense.
SECTION 10.15    ALL POWERS COUPLED WITH AN INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 10.16    TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 10.17    SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans or the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any drawing paid under a Letter of Credit or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as any Commitment has not expired or terminated. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans or the issuance of the Letters of Credit.
SECTION 10.18    USURY. In no event shall the amount of interest due or payable under this Agreement or any other Loan Document exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, or, if it exceeds such unpaid principal, refunded to the Borrower. It is the express intent of the parties hereto that the Borrower not pay and neither the Administrative Agent nor any Lender receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.
SECTION 10.19    USA PATRIOT ACT NOTICE. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender to identify the Borrower or such Loan Party in accordance with the PATRIOT Act.
SECTION 10.20    REPLACEMENT OF LENDERS.
(a)    Each of the following shall constitute a “Replacement Event”:
(i)    if in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by Section 10.1, the consent of each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”);
(ii)    if any Lender is a Defaulting Lender; or
(iii)    if any Lender requests compensation under Section 3.1 and the condition giving rise to such compensation still exists (each such Lender, an “Affected Lender”).
(b)    For so long as any Replacement Event exists, the Borrower may seek one or more Eligible Assignees (each, a “Replacement Lender”) at its sole cost and expense to purchase the affected Loans and Commitments of the Non-Consenting Lender or Affected Lender, as the case may be (such Lender, the “Replaced Lender”). Such purchase may be made, in whole or in part (subject to the minimum amount requirements in Section 10.5 and a requirement that the Replacement Lender assume a portion of the Commitment of the Replaced Lender that corresponds to the purchased portion of the Loans of such Replaced Lender), at an aggregate price no less than the outstanding principal amount of the purchased Loans plus accrued interest with respect thereto. In such case, the Borrower, the Administrative Agent, the Replaced Lender and each Replacement Lender shall execute and deliver an appropriately completed Assignment and Assumption pursuant to Section 10.5 to effect the assignment of rights to, and the assumption of obligations by, each Replacement Lender; provided that any fees required to be paid by Section 10.5 in connection with such assignment shall be paid by the Borrower or the Replacement Lender. In the case of each replacement of a Lender (other than a Defaulting Lender), the Borrower shall pay such Replaced Lender, any commitment fees and other amounts then due and owing to such Lender (including any additional amounts owing under Section 3.1) prior to such replacement.
(c)    If a Replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (x) the date on which each Replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (y) the date as of which all obligations of the Borrower owing to the Replaced Lender relating to the Loans and participations so assigned have been paid in full by each Replacement Lender to such Replaced Lender, then such Replaced Lender shall be deemed to have executed and delivered such Assignment and

Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Replaced Lender.
(d)    Notwithstanding anything herein, neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a Replacement Lender.
SECTION 10.21    INDEPENDENT EFFECT OF COVENANTS. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VI or VII hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VI or VII, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VI or VII.
SECTION 10.22    INCONSISTENCIES WITH OTHER DOCUMENTS. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Subsidiary Guaranty Agreement which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
SECTION 10.23    NEW SUBSIDIARY GUARANTORS. Each of the Lenders hereby waives any failure by the Borrower to comply with Section 6.13 solely with respect to the creation of NHI-REIT of Washington, LLC, a Delaware limited liability company (“NHI Washington”), and International Health Investors, Inc., a Maryland corporation (together with NHI Washington, each a “New Subsidiary Guarantor”) (it being understood by all parties hereto that, on the Closing Date, each New Subsidiary Guarantor will execute and deliver to the Administrative Agent (a) the Subsidiary Guaranty Agreement and (b) all other closing documents required to be delivered thereby pursuant to, and in accordance with, Section 5.1).
SECTION 10.24    AMENDMENT AND RESTATEMENT; NO NOVATION. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, as amended, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Commitments and Loans of the Lenders hereunder.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first written above.

BORROWER:

NATIONAL HEALTH INVESTORS, INC.,
a Maryland corporation

By:    __/s/Justin Hutchens
Name: Justin Hutchens
Title:    CEO & President

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:     /s/ Andrew C. Tompkins
Name: Andrew C. Tompkins
Title: Senior Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender, Issuing Bank, and Swing Line Lender

By:     /s/ Andrew C. Tompkins
Name: Andrew C. Tompkins
Title: Senior Vice President

BANK OF MONTREAL, as Lender

By:     /s/ Lloyd Baron
Name: Lloyd Baron
Title: Vice President

KEY BANK, NATIONAL ASSOCIATION, as Lender

By:    /s/Amy L. MacLearie
Name: Amy L. MacLearie
Title: Closer AVP

PINNACLE NATIONAL BANK, as Lender

By:     /s/ Allison H. Jones
Name: Allison H. Jones
Title: Senior Vice President
BANK OF AMERICA, N.A., as Lender

By:     /s/Suzanne B. Smith
Name: Suzanne B. Smith
Title: Senior Vice President

SCHEDULE 1.1

SUBSIDIARY GUARANTORS

NHI/REIT, Inc.
Florida Holdings IV, LLC
NHI/Anderson, LLC
NHI/Laurens, LLC
Texas NHI Investors, LLC
NHI of Paris, LLC
NHI of San Antonio, LLC
NHI of East Houston, LLC
NHI of Northwest Houston, LLC
NHI-Bickford RE, LLC
NHI-REIT of Arizona, Limited Partnership
NHI/REIT of Florida, L.P.
NHI-REIT of Florida, LLC
NHI-REIT of Georgia, L.P.
NHI-REIT of Idaho, L.P.
NHI-REIT of Illinois, L.P.
NHI of Kansas, L.P.
NHI-REIT of Missouri, LP
NHI-REIT of New Jersey, L.P.
NHI-REIT of Pennsylvania, L.P.
NHI-REIT of South Carolina, L.P.
NHI-REIT of Texas, L.P.
NHI-REIT of Virginia, L.P.
NHI REIT of Alabama, L.P.

NHI-REIT of California, L.P.
NHI-REIT of Minnesota, LLC
NHI-REIT of Tennessee, LLC
NHI Selah Properties, LLC
NHI-REIT of New Hampshire, LLC
NHI-REIT of Massachusetts, LLC
NHI of Ennis, LLC
NHI of Greenville, LLC
NHI of North Houston, LLC
NHI of West Houston, LLC
Orangeburg Nursing Home, Inc.
NHI-REIT of Washington, LLC
International Health Investors, Inc.

SCHEDULE 2.1

COMMITMENTS

Lender	Revolving Credit Commitment	Revolving Credit Applicable Percentage	Five-Year Term Loan Commitment	Five-Year Term Loan Applicable Percentage	Seven-Year Term Loan Commitment	Seven-Year Term Loan Applicable Percentage
Wells Fargo Bank, National Association	$60,000,000	30%	$40,000,000	50%	$—	—%
Bank of Montreal	$60,000,000	30%	$—	—%	$35,000,000	87.5%
Key Bank, National Association	$60,000,000	30%	$—	—%	$—	—%
Pinnacle National Bank	$20,000,000	10%	$—	—%	$5,000,000	12.5%
Bank of America, N.A.	$—	—%	$40,000,000	50%	$—	—%
Total:	$200,000,000	100%	$80,000,000	100%	$40,000,000	100%

SCHEDULE 4.12(d)

PENSION PLANS

National Health Investors, Inc. 401(k) Profit Sharing Plan and Trust, a defined contribution plan.

SCHEDULE 4.13

SUBSIDIARIES

Company	State of Formation
NHI/REIT, Inc.	MD
Florida Holdings IV, LLC	DE
NHI/Anderson, LLC	DE
NHI/Laurens, LLC	DE
Texas NHI Investors, LLC	TX
NHI of Paris, LLC	DE
NHI of San Antonio, LLC	DE
NHI of East Houston, LLC	DE
NHI of Northwest Houston, LLC	DE
NHI-Bickford RE, LLC	DE
NHI-REIT of Arizona, Limited Partnership	AZ
NHI/REIT of Florida, L.P.	FL
NHI-REIT of Florida, LLC	DE
NHI-REIT of Georgia, L.P.	GA
NHI-REIT of Idaho, L.P.	ID
NHI-REIT of Illinois, L.P.	IL
NHI of Kansas, L.P.	KS
NHI-REIT of Missouri, LP	MO
NHI-REIT of New Jersey, L.P.	NJ
NHI-REIT of Pennsylvania, L.P.	PA
NHI-REIT of South Carolina, L.P.	SC
NHI-REIT of Texas, L.P.	TX
NHI-REIT of Virginia, L.P.	VA
NHI REIT of Alabama, L.P.	AL
NHI-REIT of California, L.P.	CA
NHI-REIT of Minnesota, LLC	DE
NHI-REIT of Tennessee, LLC	TN
NHI Selah Properties, LLC	DE
NHI-REIT of New Hampshire, LLC	DE
NHI-REIT of Massachusetts, LLC	DE
NHI of Ennis, LLC	DE
NHI of Greenville, LLC	DE
NHI of North Houston, LLC	DE
NHI of West Houston, LLC	DE
Orangeburg Nursing Home, Inc.	GA
NHI-REIT of Washington, LLC	DE
International Health Investors, Inc.	MD

SCHEDULE 4.21

UNENCUMBERED LEASE PROPERTIES

#	Property	State	#	Property	State
1	Grangeville Health and Rehabilitation Center	ID	51	The Health Center of Merritt Island	FL
2	Bickford - Midland	MI	52	The Health Center of Plant City	FL
3	Bickford - Battle Creek	MI	53	Parkway Health & Rehabiliation Center (Stuart)	FL
4	Bickford - Lansing	MI	54	NHC HealthCare, Rossville	GA
5	Bickford - Saginaw	MI	55	NHC HealthCare, Glasgow	KY
6	Bickford - Peoria	IL	56	NHC HealthCare, Madisonville	KY
7	Bickford - Iowa City	IA	57	NHC Healthcare, Desloge	MO
8	Bickford - Lafayette	IN	58	NHC Healthcare, Joplin	MO
9	Bickford - Clinton	IA	59	NHC Healthcare, Kennett	MO
10	Champlin - COH	MN	60	NHC Healthcare, Maryland Heights	MO
11	Hugo - COH	MN	61	NHC HealthCare, St. Charles	MO
12	Maplewood - COH	MN	62	NHC Healthcare, Anderson	SC
13	North Branch	MN	63	NHC Healthcare, Greenwood	SC
14	Alvarado Parkway Institute	CA	64	NHC HealthCare, Laurens	SC
15	Ayers Health & Rehabilitation Center	FL	65	NHC Healthcare, Athens	TN
16	Bear Creek Nursing Center	FL	66	NHC Healthcare, Chattanooga	TN
17	Brooksville Healthcare Center	FL	67	NHC HealthCare, Columbia	TN
18	Cypress Cove Care Center	FL	68	NHC HealthCare, Dickson	TN
19	Heather Hill Healthcare Center	FL	69	NHC HealthCare, Franklin	TN
20	Royal Oak Nursing Center	FL	70	NHC Healthcare, Hendersonville	TN
21	Kentucky River Hospital	KY	71	NHC Healthcare, Hillview	TN
22	North Okaloosa-MOB	FL	72	NHC Healthcare, Johnson City	TN
23	The Place at Gilbert	AZ	73	NHC Healthcare, Knoxville	TN
24	The Place at Glendale	AZ	74	NHC Healthcare, Lewisburg	TN
25	The Place at Tanque Verde	AZ	75	NHC HealthCare, McMinnville	TN
26	The Place at Tucson	AZ	76	NHC HealthCare, Milan	TN
27	The Place at Conway	SC	77	NHC Healthcare, Oakwood	TN
28	The Place at Gallatin	TN	78	NHC HealthCare, Pulaski	TN
29	The Place at Kingsport	TN	79	NHC Healthcare, Scott	TN
30	The Place at Tullahoma	TN	80	NHC HealthCare, Sequatchie	TN
31	Pasadena-MOB	TX	81	NHC HealthCare, Smithville	TN
32	Indigo Palms- Maitland	FL	82	NHC Healthcare, Somerville	TN
33	Paris	TX	83	NHC Healthcare, Sparta	TN
34	San Antonio	TX	84	NHC HealthCare, Springfield	TN
35	East Houston	TX	85	NHC HealthCare, Bristol	VA
36	NW Houston	TX	86	Savannah Court & Cove (Palms at Maitland)	FL

37	Ennis	TX	87	Savannah Court & Cove (Place at WPB)	FL
38	Greencrest	TX	88	Savannah Court of Bartow	FL
39	North Houston	TX	89	Savannah Court of St. Cloud	FL
40	West Houston	TX	90	Savannah Court of Lakeland	FL
41	West Monroe Arbors	LA	91	Savannah Court of Lake Oconee	GA
42	Bossier Arbors	LA	92	Sunbridge Retirement & Rehab for Nampa	ID
43	Bastrop Arbors	LA	93	Sunbridge Estrella Care & Rehabilitation (Royal Sun)	AZ
44	Minden Arbors	LA	94	Brighton Gardens of Edison	NJ
45	Lake St. Charles Retirement Center	MO	95	Orangeburg Nursing Home	SC
46	Colonial Hill Retirement Center	TN	96	Heritage Hill	PA
47	Parkwood Retirement Apartments	TN	97	Polaris Psychiatric & Rehab Hospital - Murfreesboro	TN
48	NHC HealthCare, Anniston	AL
49	NHC HealthCare, Moulton	AL
50	Bayonet Point Health & Rehabiliatino Center (Hudson)	FL

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each] Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each an “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignees] [the Assignors] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swing line loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: [INSERT NAME OF ASSIGNOR]

2.	Assignee(s): See Schedules attached hereto

3.	Borrower: National Health Investors, Inc.

4.	Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The Amended and Restated Credit Agreement dated as of May 1, 2012, among National Health Investors, Inc., as Borrower, the Lenders party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

6.	Assigned Interest: See Schedules attached hereto

[7.	Trade Date: ______________]

[Remainder of Page Intentionally Left Blank]

Effective Date: _____________ ___, 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent [, Issuing Bank and Swing Line Lender]

By_________________________________
Title:

[Consented to:]

[BORROWER]

By________________________________
Title:

SCHEDULE 1
to Assignment and Assumption
By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.
Assigned Interests:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE]
[and is an Affiliate/Approved Fund of [identify Lender]]

By:______________________________
Title:

ANNEX 1
to Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.5(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.5(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF OFFICER’S COMPLIANCE CERTIFICATE
The undersigned, on behalf of National Health Investors, Inc., a corporation organized under the laws of Maryland (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:
1.    This certificate is delivered to you pursuant to Section 6.2 of the Amended and Restated Credit Agreement dated as of May 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
2.    I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.
3.    I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].
4.    The Applicable Rates and calculations determining such figures are set forth in the exhibits on Schedule 1 attached hereto, the Borrower and its Subsidiaries are in compliance with the financial covenants contained in Section 6.12 of the Credit Agreement as shown on such Schedule 1 and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.
5.    Each of the Unencumbered Lease Properties listed on the attached Schedule 2 fully qualify as such under the applicable criteria for inclusion as an Unencumbered Lease Property.

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

NATIONAL HEALTH INVESTORS, INC.

By:
Name:
Title:

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)
MAXIMUM CONSOLIDATED TOTAL LEVERAGE RATIO EXHIBIT

Consolidated Total Leverage Ratio:

I.    Consolidated Funded Debt (calculated as of the Statement Date):

(A)    Indebtedness for borrowed money or evidenced by bonds,
debentures, notes or similar instruments, or upon which
interest payments are customarily made        $_______________

(B)    Indebtedness in respect of any Capitalized Lease or the
deferred purchase price of property, whether or not interest bearing and whether or not, in accordance with GAAP,
classified as a current liability or long-term Indebtedness as
of the Statement Date, and whether secured or unsecured        $_______________

(C)    to the extent constituting Indebtedness, accounts payable, accrued expenses, and similar current liabilities incurred in
the Ordinary Course of Business        $_______________

(D)    Consolidated Funded Debt (Line I(A) + Line I(B) - Line I(C)):        $_______________

II.    Consolidated Adjusted Tangible Net Worth (calculated as of the Statement Date):

(A)    Consolidated Tangible Net Worth        $_______________
(B)    accumulated depreciation        $_______________
(C)    Consolidated Adjusted Tangible Net Worth
(Line II(A) + Line II(B)):        $_______________

Consolidated Total Leverage Ratio (Line I(D) ÷ (Line I(D) + Line II(C))):        _____ to 1.00

Maximum Consolidated Total Leverage Ratio:     0.40 to 1.00

The Applicable Rate is to be calculated at Tier ___

Tier	Consolidated Total Leverage Ratio
I	< 0.30 to 1.00
II	≥ 0.30 to 1.00 but < 0.35 to 1.00
III	≥ 0.35 to 1.00

MINIMUM CONSOLIDATED EBITDA EXHIBIT

Consolidated EBITDA (calculated for the Four-Quarter Period ending on the Statement Date):

(A)    Consolidated Net Income    $_______________
(B)    Consolidated Interest Expense    $_______________
(C)    income and franchise tax expenses    $_______________
(D)    depreciation and amortization not otherwise reserved
for future cash charges    $_______________
(E)    extraordinary losses (excluding losses from
discontinued operations)    $_______________
(F)    net losses from discontinued operations    $_______________
(G)    interest on cash and cash equivalents    $_______________
(H)    extraordinary gains    $_______________
(I)    net earnings from discontinued operations    $_______________
(J)    Consolidated EBITDA of Excluded Subsidiaries    $_______________
(K)    Consolidated EBITDA
((A) + (B) + (C) + (D) + (E) + (F) – (G) – (H) – (I) – (J))    $_______________

Minimum Consolidated EBITDA:    $55,000,000

MINIMUM CONSOLIDATED TANGIBLE NET WORTH EXHIBIT

Consolidated Tangible Net Worth:

I.    Consolidated Tangible Net Worth (calculated as of the Statement Date):

(A)    total assets    $_______________
(B)    total liabilities    $_______________
(C)    net book value of all intangible assets    $_______________
(D)    Consolidated Tangible Net Worth
(Line I(A) – Line I(B) – Line I(C)):    $_______________

II.	85% of the net cash proceeds from any equity offering
conducted after the Closing Date:    $_______________

III.    Minimum Consolidated Tangible Net Worth
($375,000,000 + Line II):    $_______________

Excess (deficiency) for covenant compliance (Line I(D) – Line III)    $_______________

MINIMUM CONSOLIDATED UNENCUMBERED
FIXED ASSET COVERAGE RATIO EXHIBIT

Consolidated Unencumbered Fixed Asset Coverage Ratio
(calculated as of the Statement Date):

I.    Aggregate Unencumbered Fixed Asset Value (from Schedule 2):    $_______________

II.	Consolidated Performing Mortgage Note Receivables
(not to exceed $40,000,000):    $_______________

III.    unsecured Consolidated Total Debt:    $_______________

Consolidated Unencumbered Fixed Asset Coverage Ratio
(Line I + Line II) ÷ Line III    ____ to 1.00

Minimum Consolidated Unencumbered Fixed Asset Coverage Ratio:    1.67 to 1.00

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Aggregate Unencumbered Fixed Asset Value:

Unencumbered Lease Property	Column A Property Net Operating Income	Column B Capitalization Rate	Column C Unencumbered Fixed Asset Value (A ÷ B)

Aggregate Unencumbered Fixed Asset Value (Total of Column C):     ______________

EXHIBIT C

FORM OF BORROWING REQUEST

Date:             ,
To:    Wells Fargo Bank, National Association,
     as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Borrowing Request is delivered to you pursuant to Section [2.3][2.4] of the Amended and Restated Credit Agreement dated as of May 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Health Investors, Inc., a Maryland corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Borrower hereby requests that the Lenders make a [Revolving Loan] [Five-Year Term Loan] [Seven-Year Term Loan] [Swing Line Loan] to the Borrower in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.3 or Section 2.4, as applicable, of the Credit Agreement.)
2.    The Borrower hereby requests that such Loan be made on the following Business Day: _____________________. (Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement for Revolving Loans, Five-Year Term Loans or Seven-Year Term Loans or Section 2.4 of the Credit Agreement for Swing Line Loans.)
3.    The Borrower hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Rate, as set forth below:

Component of Loan	Interest Rate	Interest Period (Eurodollar Rate only)	Termination Date for Interest Period (if applicable)
[Base Rate or Eurodollar Rate]

4.    The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

____________________________
ABA Routing Number: _________
Account Number: _____________
5.    The aggregate principal amount of all Loans and Letter of Credit Exposure outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
6.    All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Request as of the day and year first written above.

NATIONAL HEALTH INVESTORS, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF INTEREST RATE ELECTION NOTICE

Date: ___________, _____
To:    Wells Fargo Bank, National Association,
     as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 1, 2012 (as amended, restated, extended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among National Health Investors, Inc., a Maryland corporation (the “Borrower”), each of the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the Swing Line Lender and the Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives notice to the Administrative Agent of the following:

An election of a subsequent Interest Period for Eurodollar Rate Borrowing(s)

Outstanding principal balance:    $______________
Principal amount to be continued:    $______________
Last day of the current Interest Period:    _______________
Requested effective date of continuation:    _______________
Requested new Interest Period:    _______________

A conversion of Eurodollar Rate Borrowing(s) into a Base Rate Borrowing(s)

Outstanding principal balance:    $______________
Principal amount to be converted:    $______________
Last day of the current Interest Period:    _______________
Requested effective date of conversion:    _______________

A conversion of Base Rate Borrowing(s) into Eurodollar Rate Borrowing(s)

Outstanding principal balance:    $______________
Principal amount to be converted:    $______________
Requested effective date of conversion:    _______________
Requested new Interest Period:    _______________

The aggregate principal amount of all Loans and Letter of Credit Exposure outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

NATIONAL HEALTH INVESTORS, INC.
By:
Name:
Title:

EXHIBIT E

FORM OF PREPAYMENT NOTICE

__________, _____

To:    Wells Fargo Bank, National Association,
     as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 1, 2012 (as amended, restated, extended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among National Health Investors, Inc., a Maryland corporation (the “Borrower”), each of the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the Swing Line Lender and the Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives this irrevocable notice of prepayment pursuant to Section 2.10(a) of the Credit Agreement.

Type: Base Rate Borrowing, Eurodollar Rate Borrowing or Swing Line Loan.
1.    Total Prepayment Amount: $_______________.
2.    Prepayment Date:             , 20 _ (which is a Business Day).

                        NATIONAL HEALTH INVESTORS, INC.
By:
Name:
Title: